                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as Permitted by
[_]  Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                   OPTi Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     was paid previously. Identify the previous filing by registration statement
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Notes:

                                   OPTi Inc.

                           880 Maude Avenue, Suite A


                        Mountain View, California 94043



                                                               December  , 2001


Dear Shareholders:


   You are cordially invited to attend the Annual Meeting of Shareholders of OPTi Inc. ("OPTi") which will be held on January 11, 2002, at 9:00 am., Pacific Time, at the offices of Heller Ehrman White & McAuliffe LLP, at 275 Middlefield Road, Menlo Park, California 94025.


   At the Annual Meeting, you will be asked to vote on the following proposals:


      1. Approve and adopt the Plan of Complete Liquidation and Dissolution of OPTi. On September 7, 2001, OPTi's Board of Directors determined that the voluntary liquidation and dissolution of OPTi would be in the best interest of its shareholders and approved a voluntary Plan of Complete Liquidation and Dissolution (the "Liquidation Plan"). You will be asked at the meeting to approve the voluntary liquidation and dissolution of OPTi, to adopt the Liquidation Plan and approve the appointment of Stephen A. Dukker, Kapil K. Nanda and William H. Welling as trustees of a trust that will be established for the benefit of the shareholders primarily to conduct the orderly liquidation of OPTi's patents and other intellectual property.



      2. Elect Four members to the Board of Directors. These directors will serve until the earliest of (i) the dissolution of OPTi; (ii) OPTi's next annual meeting; or (iii) the appointment of their successors.


      3. Appointment of Ernst & Young LLP as independent auditors of OPTi for the fiscal year ending December 31, 2001.


   You may also be asked to vote on any other business as may properly come before the meeting or any postponement or adjournment thereof. As of the date hereof, OPTi is unaware of any such additional business.


   The foregoing items of business are more fully described in the enclosed Proxy Statement. The formal Notice of Meeting, the proxy card and a copy of the Annual Report to Shareholders describing OPTi's operations for the year ended December 31, 2000 are also enclosed. Whether or not you plan to attend the meeting, it is important that you sign and return the enclosed proxy card promptly. A prepaid return envelope is provided for this purpose. Your shares will be voted at the meeting in accordance with your proxy.

                                          Very truly yours,

                                          OPTi Inc.

                                          --------------------------------------
                                          Michael Mazzoni
                                          Secretary

                                   OPTi Inc.

                               -----------------

                   Notice of Annual Meeting of Shareholders

                        To Be Held On January 11, 2002


                               -----------------

TO THE SHAREHOLDERS:


   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of OPTi Inc., a California corporation ("OPTi" or the "Company"), will be held on January 11, 2002 at 9:00 a.m., Pacific Time, at the offices of Heller Ehrman White & McAuliffe LLP, at 275 Middlefield Road, Menlo Park, California 94025 for the following purposes:



      1. To approve and adopt the voluntary Plan of Complete Liquidation and Dissolution attached as Annex A to the Proxy Statement, including the establishment of the OPTi Inc. Liquidating Trust and the appointment of Stephen A. Dukker, Kapil K. Nanda and William H. Welling as its trustees (Proposal No. 1);



      2. To elect four directors who will serve until the earliest of (i) the dissolution of OPTi; (ii) OPTi's next annual meeting; or (iii) the appointment of their successors (Proposal No. 2);


      3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001 (Proposal No.
   3); and


      4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof. As of the date of this notice, OPTi is unaware of any such other business.


   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.


   Only shareholders of record at the close of business on December 7, 2001 are entitled to notice of and to vote at the meeting and any postponement or adjournment thereof.


                                          Sincerely,

                                          Michael Mazzoni
                                          Secretary


Mountain View, California


December  , 2001



--------------------------------------------------------------------------------

  IMPORTANT: All shareholders are cordially invited to attend the Annual
  Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder returned a proxy card.
--------------------------------------------------------------------------------

                              SUMMARY TERM SHEET



   The voluntary Plan of Complete Liquidation and Dissolution attached as Annex A to this proxy statement contemplates the following agreements and steps:



   Liquidating our assets. We will transfer OPTi's patents, other intellectual property, certain assets and unpaid liabilities, of OPTi, if any, into a liquidating trust. We will collect, sell, exchange, distribute or otherwise dispose of all of the remaining property of OPTi (for a more detailed
   description see page    );



   Paying (or providing for) our claims, obligations, liabilities and expenses, including establishing a reserve (the "Contingency Reserve") to fund liabilities in an amount to be determined as information concerning contingent liabilities becomes available (for a more detailed description
   see page    );



   Distributing the Company's assets and the net proceeds of the liquidation pro rata to our shareholders following receipt of such proceeds, except the assets that are transferred by OPTi for the shareholders' benefit to the Liquidating Trust or retained by OPTi as a Contingency Reserve for paying or making reasonable provisions for the claims and obligations of the Company
   (for a more detailed description see page    ); and



   Winding up our operations and dissolving the Company in accordance with the Plan of Complete Liquidation and Dissolution (for a more detailed
   description see page    ).



   In considering the recommendations of our Board of Directors with respect to the Plan of Complete Liquidation and Dissolution, and in implementing the plan, you should be aware that some of our directors and officers may have had or may have interests that are different from your interests as a shareholder. Our Board of Directors was aware of these matters in its consideration of the Plan of Complete Liquidation and Dissolution (for a more detailed description see
page    ).

                   QUESTIONS AND ANSWERS ABOUT THE PROPOSALS


   The following questions and answers are for your convenience only, and briefly address some commonly asked questions about the proposals. You should still carefully read this proxy statement in its entirety, including the attached annexes.


Q: WHAT WILL BE VOTED ON AT THE ANNUAL MEETING?

A: At the meeting you will be voting on three proposals:


   Proposal 1:  Approval of a voluntary Plan of Complete Liquidation and
                Dissolution attached as Annex A (the "Liquidation Plan" or the "Plan").



   Proposal 2:  To elect the four directors standing for re-election to our
                Board of Directors (the "Board).


   Proposal 3:  To ratify the appointment of Ernst & Young LLP as OPTi's independent accountants for the year ending December 31, 2001.


   You will also be asked to vote on any other business as may properly come before the meeting or any adjournment or postponement.


Q: WHAT DOES THE LIQUIDATION PLAN ENTAIL?


A: The Liquidation Plan provides for the voluntary liquidation, winding up and dissolution of OPTi. If the Liquidation Plan is approved, we will liquidate our remaining assets, satisfy or make reasonable provisions for our remaining obligations and make distributions to our shareholders of available liquidation proceeds. By the terms of the Liquidation Plan, shareholder approval of the Plan will also constitute shareholder approval of the establishment of a liquidating trust (the "Liquidating Trust" or the "Trust") pursuant to a Liquidating Trust Agreement (the "Liquidating Trust Agreement") by and among OPTi Inc., Stephen A. Dukker, Kapil K. Nanda and William H. Welling as trustees of the Liquidating Trust (the "Trustees") attached as Annex B, and approval of the appointment of the three named Trustees.





Q. WHY DID WE DECIDE NOT TO CONTINUE BUSINESS AS USUAL UNDER OUR ESTABLISHED BUSINESS PLAN?



A. Since our incorporation in 1989, OPTi has conducted business as an independent supplier of semiconductor products that provide core logic functions or universal serial bus controller functions for a personal computer or embedded product within a semiconductor device. From inception through 1995, our principal business was our core logic products for desktop personal computers and we employed as many as 235 employees over the years. However, in time, we faced increasingly tight competition from companies with substantially greater financial, technical, distribution and marketing resources. During February 1999, we completely ceased further development of core logic products, even though we continued to ship such products to customers. We have also been unable to introduce new products that can compete successfully in our changing markets as many of the functions of our semiconductor products have been integrated into chip sets manufactured by our larger competitors. From 1995 through 2000, our annual net sales declined from $163.7 million to $23.2 million in 2000, of which less than $10 million was from sales of our semiconductor chip sets.



   In light of these increasingly difficult competitive conditions, our Board determined that it was extremely unlikely that OPTi would be able to compete successfully selling products in our existing markets. Consequently, the Board examined a number of strategic alternatives, which included developing or acquiring new technologies related to our ongoing business, shifting our focus to pursuing licenses as a means of settling potential patent infringement claims against companies which may be using our patented technology without our permission and adopting the liquidation plan described herein.

Q. WHAT ALTERNATIVES TO LIQUIDATION DID OPTi CONSIDER?



A. In the face of declining sales of our existing semiconductor products, OPTi's Board and management considered a number of alternatives to liquidation. Initially we took steps to minimize our operating costs and we outsourced our research and development activities. We also shifted our strategy to pursue licenses as a means of settling potential patent infringement claims against companies which may be using our patented technology without our permission and we looked for areas where we could develop or acquire technology for emerging markets in the electronics area, increase sales in existing global markets and strengthen our industry relationships.



   Over the last eighteen months, our Board and management also investigated various strategic opportunities and engaged in discussions regarding merger and asset sale transactions with potential business partners and an investment bank. However, after reviewing OPTi's business prospects and potential opportunities, our Board has determined that the voluntary liquidation and dissolution of the Company is in the best interest of our shareholders and will serve to maximize shareholder value in OPTi.




Q: WHAT WILL HAPPEN IF THE LIQUIDATION PLAN IS NOT APPROVED?

A: If the Liquidation Plan is not approved, we will continue operating OPTi as an ongoing concern and there would be no distribution of cash or other property to shareholders arising from the liquidation of our assets.

Q: WHEN DO YOU EXPECT THE LIQUIDATION TO BE COMPLETED?


A: We currently anticipate that the assets of OPTi that can be readily sold or distributed in kind will be sold and/or distributed during the first half of 2002. In addition, we plan to transfer OPTi's intellectual property relating to our patents to the Liquidating Trust together with approximately $2.7 million in cash to enable the pursuit of potential legal claims related to our patents, to pay trust fees and expenses and to pay the claims, if any, of our creditors which have not been asserted or satisfied in full prior to OPTi's dissolution. We believe that pursuing potential patent infringement claims prior to the sale or other disposition of our patents will increase the likelihood that we can maximize the value of our patents for the benefit of our shareholders. We may also transfer other assets that cannot be readily liquidated, if any, and other liabilities that cannot be readily satisfied, if any, to the Liquidating Trust for an orderly disposition and satisfaction. Following such transfer, the Liquidating Trust would proceed to liquidate the intellectual property related to our patents (along with any other assets transferred to the Trust) over a period of three years. The term of the Liquidating Trust may be subject to extension for an additional two years if a ruling that we have requested from the Internal Revenue Service allows us to do so and circumstances warrant.


Q: WHEN WILL THE SHAREHOLDERS RECEIVE ANY PAYMENT FROM THE LIQUIDATION OF OPTi?


A: If the Liquidation Plan is approved, we anticipate that an initial distribution of available assets will be made to the shareholders in January or February 2002. Thereafter, as we liquidate our remaining assets we will distribute available liquidation proceeds to shareholders as our Board of Directors deems appropriate. We anticipate that the remaining liquidation proceeds for OPTi assets that can be readily sold or distributed will be distributed over a period of one to four months. In addition, we expect that the Liquidating Trust will continue to liquidate and distribute proceeds related to our intellectual property and the other assets held in the Trust to shareholders as the Trustees deem appropriate. In such event, we expect that the majority of the trust assets will be distributed over a period of three years.


Q: WHAT AMOUNT WILL SHAREHOLDERS RECEIVE FROM THE LIQUIDATION OF OPTi?

A: Due to the uncertainties as to the precise net realizable value of our assets and the ultimate settlement amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to our shareholders should the Liquidation Plan be approved. However, based upon information presently available to us and assuming no unanticipated claims or other material adverse events, we believe our shareholders are likely to receive approximately $2.00 to $2.35 per share from the initial distribution of net available assets expected to occur in January or February 2002. In addition, OPTi holds 1,914,155 shares of common stock of Tripath Technology, Inc., a publicly traded company quoted on the Nasdaq National Market. The Tripath shares will be distributed to our shareholders in kind. As of November 12, 2001, the closing sale price of Tripath common stock was $2.09 per share. Each OPTi shareholder as of the record date of distribution will receive approximately 0.17 shares of Tripath stock for each share of OPTi common stock held on that record date. The distribution of Tripath shares will be treated as a distribution in liquidation to OPTi shareholders. Shareholders entitled to receive fractional shares of Tripath stock will instead receive a cash payment for the value of such fractional shares based on the closing sale price of Tripath stock on the record date of distribution.


Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION AND
   DISSOLUTION TO ME?


A: If the Liquidation Plan is approved, our shareholders will realize, for federal income tax purposes, gain or loss equal to the difference between
   (i) the sum of the cash plus the value of any property distributed to our shareholders from the liquidating distributions plus the value of any property transferred to the Liquidating Trust; and (ii) their adjusted tax basis in their shares of OPTi common stock. We have requested a ruling from the Internal Revenue Service that the Liquidating Trust be treated as a grantor trust for federal income tax purposes. However, if the IRS rules unfavorably, then the Liquidating Trust will be treated as a partnership for federal income tax purposes. The tax consequences may differ for each shareholder, depending on his or her circumstances. We urge each shareholder to consult with his or her own tax advisors.


Q: DO I HAVE APPRAISAL RIGHTS?

A: No. Under California law, appraisal rights are not available in connection with the liquidation and dissolution.

Q: SHOULD I STILL VOTE TO ELECT OUR BOARD OF DIRECTORS AND RATIFY THE SELECTION
   OF ACCOUNTANTS IF I APPROVE THE LIQUIDATION PLAN?

A: Yes. Even if a shareholder votes to approve the Liquidation Plan, each shareholder should vote on the proposal to elect our Board of Directors and the proposal to ratify the appointment of Ernst & Young LLP as OPTi's independent accountants for the year ending December 31, 2001. If the Liquidation Plan is adopted, our Board of Directors will oversee the orderly liquidation and dissolution of OPTi. In addition, if our shareholders do not approve the Liquidation Plan, we will continue to operate as an ongoing concern and the Board members elected at this Annual Meeting will direct OPTi's continuing operations until their successors are elected or appointed. With respect to the proposal appointing Ernst & Young as our independent auditors, OPTi will still require the services of independent accountants to conduct yearly audits and other such matters for so long as OPTi is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

Q: WHAT DO OPTi SHAREHOLDERS NEED TO DO NOW?


A: After carefully reading and considering the information contained in this Proxy Statement, including the Liquidation Plan attached as Annex A and the form of Liquidating Trust Agreement attached as Annex B, each OPTi shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the meeting. A majority of shares entitled to vote must be represented at the meeting to enable OPTi to conduct business at the meeting.

Q: CAN OPTi SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE MAILED THEIR SIGNED
   PROXIES?


A: Any proxy given for the Annual Meeting may be revoked by the shareholder giving it at any time before the Annual Meeting by delivering to the Secretary of the Company, Michael Mazzoni, at our principal executive offices, 880 Maude Avenue, Suite A, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.


Q: IF OPTi SHARES ARE HELD IN "STREET NAME" BY A SHAREHOLDER'S BROKER, WILL THE
   BROKER VOTE THESE SHARES ON BEHALF OF THE SHAREHOLDER WITH RESPECT TO THE APPROVAL OF THE LIQUIDATION PLAN AND THE ASSET PURCHASE AGREEMENT?

A: A broker will vote OPTi shares with respect to the approval of the Liquidation Plan only if the holder of these shares provides the broker with instructions on how to vote. Shareholders should follow the directions provided by their brokers regarding how to instruct brokers to vote the shares.

Q: CAN I SELL MY SHARES OF OPTi COMMON STOCK ONCE THE LIQUIDATION PLAN IS
   APPROVED?


A: We expect that our common stock will continue to trade on the Nasdaq
   National Market as long as we continue to meet Nasdaq's listing maintenance standards. If our common stock is delisted from Nasdaq, trading, if any, would thereafter be conducted on the over-the-counter market in the so-called "pink sheets" or on the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, if our common stock is delisted, shareholders may find it more difficult to dispose of, or to obtain accurate quotations as to the price of our common stock. In addition, we intend to halt trading in OPTi shares in conjunction with the filing of a certificate of dissolution with the state of California according to the following procedure: At the close of business on the business day immediately preceding the day that we file the certificate of dissolution, we will close our stock transfer books and restrict transfers of our common stock. On the day that we file the certificate of dissolution (the "Effective Date of Dissolution"), the following events will also take place: (i) the Company will file a tax clearance certificate or an assumption of tax liability with the State of California, (ii) the Company and the Trustees, on behalf of the beneficiaries of the Liquidating Trust, will execute the Liquidating Trust Agreement; (iii) any property remaining in OPTi will either be distributed in a liquidating distribution to OPTi shareholders or will be transferred to the Liquidating Trust as the first transfer of property into the Liquidating Trust (and will be a deemed liquidating distribution to the OPTi shareholders); (iv) beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders as of the Effective Date of Dissolution; and (v) all then-outstanding OPTi shares will be canceled. In no event will the Liquidating Trust Agreement be executed nor any property transferred into the Liquidating Trust prior to the Effective Date of Dissolution. In no event will any shares of OPTi be freely transferable on or after the Effective Date of Dissolution. The transfer of the beneficial interests in the Liquidating Trust will also be restricted as described further in "THE OPTi INC. LIQUIDATING TRUST."



   Of the Nasdaq requirements for continued listing, we believe that our ability to meet the following criteria will determine how long our shares continue to trade on the Nasdaq National Market:



       . Our stockholders' equity must equal or exceed $10 million or our net tangible asset must equal or exceed $4 million; and



       . The minimum daily per share bid price for our stock must equal or exceed $1.



   With respect to the net tangible asset requirement, we currently expect to retain approximately half or more of the $5 million in cash that we will use to fund a cash reserve set aside to satisfy our known current and contingent liabilities (the "Contingency Reserve") and to fund the Liquidating Trust until our final liquidating distribution prior to dissolution. At this time we can give no assurance as to the timing of payments to creditors from our Contingency Reserve. Consequently, at this time we can also give no assurance as to the length of time that our net tangible assets will continue to meet the Nasdaq listing requirement once we commence our liquidating distributions.



   With respect to the minimum bid price requirement, as of November 12, 2001, the closing sale price for our shares was $2.80. We expect that our initial liquidating distribution will take place in January or February 2002 and OPTi shareholders will receive from $2.00 to $2.35 per share in cash and approximately 0.17 shares of Tripath stock per share of OPTi stock. The closing sale price of Tripath stock on November 12, 2001 was $2.09 per share. If we fail to meet Nasdaq's minimum bid price criterion for 30 consecutive business days, Nasdaq will notify us that we are not meeting the requirement. We will then be given a 90 day grace period during which our shares must exceed the minimum bid price for at least ten consecutive trading days for us to avoid being delisted at the end of the grace period.



   Each of the above listing criteria has been the subject of recent Nasdaq rulemaking action. However, OPTi does not currently expect the recent Nasdaq rule changes to affect the length of time that its shares will remain listed. In May 2001, Nasdaq changed the $4 million minimum net tangible asset requirement to a $10 million minimum stockholders' equity requirement. However, companies such as OPTi that were listed on Nasdaq as of June 29, 2001 may qualify for continued listing under either criteria until the old net tangible asset requirement expires on November 1, 2002. As we currently expect to have completed our liquidation and filed a Certificate of Dissolution in the first half of 2002, we do not believe that the expiration of the net tangible asset requirement will affect the listing of our shares on the Nasdaq National Market.



   In September 2001, Nasdaq temporarily suspended the minimum bid price listing criterion until January 2, 2002. As we currently expect to make an initial liquidating distribution of $2.00 to $2.35 per share in January or February 2002, we do not expect the suspension of the minimum bid price criterion will affect the continued listing of our shares on the Nasdaq National Market.



   Regardless of whether Nasdaq delists our shares prior to the Effective Date of Dissolution, we will close our stock transfer books at the close of business on the business day immediately preceding the Effective Date of Dissolution. Thereafter, the shareholders will not be able to transfer their shares, all OPTi shares will be canceled on the Effective Date of Dissolution, and beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders.



   Shareholders who are considering the sale of their stock should be aware that only persons who hold OPTi shares at the time of each liquidating distribution will receive that liquidating distribution. In addition, only shareholders who continue to hold their shares until the Effective Date of Dissolution will be entitled to receive beneficial interests in the Liquidating Trust that will be distributed pro rata based on each shareholder's proportionate holdings of OPTi shares and any subsequent distributions made from the Liquidating Trust to its beneficiaries. If the shareholders approve the Liquidation Plan, the dates of each liquidating distribution and the Effective Date of Dissolution will be announced by OPTi as they are determined by OPTi's Board of Directors.


Q: WHO CAN HELP ANSWER QUESTIONS?


A: If you have any additional questions about any of the proposals or if you need additional copies of this Proxy Statement or any public filings referred to in this Proxy Statement, you should contact: Michael Mazzoni, our Chief Financial Officer, at 880 Maude Avenue, Suite A, Mountain View, California 94043. Our public filings can also be accessed at the SEC's web site at www.sec.gov.

                                   OPTi INC.

          PROXY STATEMENT FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General


   The enclosed proxy is solicited on behalf of OPTi Inc. ("OPTi" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on January 11, 2002 at 9:00 a.m., Pacific Time, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the offices of Heller Ehrman White & McAuliffe LLP at 275 Middlefield Road, Menlo Park, California 94025. The telephone number at that location is (650) 324-7000.



   These proxy solicitation materials were mailed on or about December , 2001 to all shareholders entitled to vote at the meeting.


Purposes of the Annual Meeting

   The purposes of the Annual Meeting are to (i) approve and adopt the Plan of Complete Liquidation and Dissolution of OPTi Inc. (the "Liquidation Plan" or the "Plan"), (ii) elect four directors to serve until the earlier of (x) the dissolution of OPTi; (y) OPTi's next annual meeting; or (z) the appointing of their successors, (iii) ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2001 and (iv) transact such other business as may properly come before the Annual Meeting and at any and all postponements or adjournments thereof.

Annual Meeting Record Date and Share Ownership


   Only shareholders of record at the close of business on December 7, 2001 (the "Annual Meeting Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Annual Meeting Record Date, shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and by 5% shareholders, see "OTHER INFORMATION--Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's common stock on the Nasdaq National Market
on the Annual Meeting Record Date was $    per share.


Revocability of Proxies


   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Michael Mazzoni, Secretary of the Company at its principal executive offices, 880 Maude Avenue, Suite A, Mountain View, California 94043, a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.


Voting and Solicitation

   Every shareholder voting in the election of directors may cumulate such shareholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such shareholder, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder deems fit, provided that votes cannot be cast for more than four (4) candidates. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the Annual Meeting prior to the voting of the intention to cumulate the shareholder's votes. On all other matters, each share has one (1) vote.

   Shares of common stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the approval and adoption of the Liquidation Plan; (ii) FOR the election of each of the Company's nominees as a director; and (iii) FOR ratification of the appointment of Ernst & Young LLP as independent auditors for fiscal 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Shareholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of shareholders properly arise, the persons named in the enclosed form of proxy will vote the shares they represent as the Board of Directors may recommend.

   The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, telegram or letter.

Quorum; Abstentions; Broker Non-Votes

   The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of common stock issued and outstanding on the Annual Meeting Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.




   The Company intends to include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business. With respect to Proposal No. 1 only, an affirmative vote by a majority of the shares outstanding on the Annual Meeting Record Date is required in order to approve the proposal. Accordingly, abstentions and broker non-votes will have the effect of votes against Proposal No. 1.



   With respect to the election of directors, the four persons receiving the greatest number of votes will be elected to the Board. With respect to other proposals, abstentions are counted against a proposal for purposes of determining whether or not a proposal is approved, whereas broker non-votes are not counted for the purpose of determining whether a proposal has been approved.


Deadline for Receipt of Shareholder Proposals


   If the Company is not dissolved in accordance with Proposal No. 1, proposals of shareholders of the Company which are intended to be presented by such shareholders at the 2002 Annual Meeting of Shareholders must be received by the Company no later than October 12, 2002 in order to have them included in the proxy statement and form of proxy relating to that meeting. In addition, proposals of the Company's shareholders that such shareholders intend to present at the Company's 2002 Annual Meeting, but not include in the Company's Proxy Statement and form of Proxy relating to the 2002 Annual Meeting, must be received by the Company at the Company's offices no later than October 28, 2002 and no earlier than October 13, 2002.


Fiscal Year End

   The Company's fiscal year ends on December 31. Fiscal 2000 ended on December 31, 2000 and is referred to herein as the "Last Fiscal Year."

                               PROPOSAL NUMBER 1

                         APPROVAL AND ADOPTION OF THE
           PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF OPTi INC.

General


   Our Board of Directors is proposing that the voluntary Liquidation Plan be approved and adopted by our shareholders at the Annual Meeting. The Plan was authorized by our Board of Directors (the "Board"), subject to shareholder approval, on September 7, 2001. A copy of the Plan is attached as Annex A to this Proxy Statement. Certain material features of the Plan are summarized below. Shareholders should read the Plan in its entirety.



   Our Board has authorized, subject to shareholder approval, the orderly liquidation of OPTi's assets and the dissolution of the Company pursuant to the Plan. The Plan provides that, if the requisite shareholder approval is received (such time of approval is the "Adoption Date"), our officers and directors will initiate the complete liquidation and subsequent dissolution of OPTi and will file a Certificate of Election to Wind Up and Dissolve (the "Certificate of Election") with the State of California. After the Adoption Date, we will not engage in any business activities except for the purpose of preserving the value of our assets, prosecuting and defending lawsuits by or against us or our subsidiaries, adjusting and winding up our business affairs, selling and liquidating all of our assets, paying our creditors and making distributions to shareholders in accordance with the Plan. Following the Adoption Date, in addition to filing the Certificate of Election, we expect to establish the OPTi Inc. Liquidating Trust (the "Liquidating Trust" or "Trust") and transfer to the Trust all of our patents, other intellectual property, approximately $2.7 million in cash, and other assets that cannot be readily liquidated or distributed in kind immediately prior to the dissolution of the Company (collectively, the "Trust Assets") pursuant to the Plan and to the Liquidating Trust Agreement between OPTi and the trustees of the Trust (the "Trustees"). A copy of the Form of Liquidating Trust Agreement is attached as Annex B to this Proxy Statement. Our Board of Directors has appointed Stephen A. Dukker, Kapil
K. Nanda and William H. Welling to serve as Trustees of the Liquidating Trust. Your approval of the Plan will also constitute your approval of the appointment of such persons as the Trustees.


   During the liquidation of our assets, we may pay to our officers, directors, employees, and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan and/or retention and severance benefits. Your approval of the Plan will constitute your approval of the payment of any such compensation.

   The following resolution will be offered at the Annual Meeting:


 "RESOLVED, THAT THE VOLUNTARY PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF OPTi INC. INCLUDING THE ESTABLISHMENT OF THE OPTi INC. LIQUIDATING TRUST AND
THE APPOINTMENT OF STEPHEN A. DUKKER, KAPIL K. NANADA AND WILLIAM H. WELLING AS
 ITS TRUSTEES, RECOMMENDED BY THE BOARD OF DIRECTORS BE APPROVED AND ADOPTED."


                BACKGROUND AND REASONS FOR THE LIQUIDATION PLAN

   Since our incorporation in California in 1989, OPTi has conducted business as an independent supplier of semiconductor products that provide core logic functions or universal serial bus controller functions for a personal computer or embedded product within a semiconductor device. Through 1995, our principal business was our core logic products for desktop personal computers and we have employed as many as 235 employees over the years. However, in time, OPTi faced increasingly tight competition and we decided to shift our design, development, marketing and sales efforts away from our core logic products and towards peripheral products such as our universal serial bus devices. During February 1999, OPTi completely ceased further development of core logic products, even though we continued to ship such products to our customers.

   Over the past several years, we have been facing tightening conditions and increased competition in each of our markets despite our patented technology. In light of these increasingly difficult competitive conditions, our Board has in the past determined that the return of unallocated capital to our shareholders can be a more effective means of maximizing shareholder value than committing such capital to the pursuit of uncertain new technology initiatives. Consistent with our philosophy, in 1998 we repurchased approximately $23.9 million worth of our common stock and in 1999 we declared a cash dividend of $4.00 per share of our common stock which resulted in the return of approximately $44.4 million to our shareholders.



   Over the last eighteen months, OPTi's Board and management have investigated various strategic opportunities and engaged in discussions regarding merger and asset sale transactions with potential business partners and an investment bank. In addition, we redirected our primary business strategies towards, among other things, the pursuit of licenses as a means of settling potential patient infringement claims against companies which may be using technology covered by our patents without our permission and the pursuit of opportunities to develop or acquire technology for other emerging markets in the electronics area. We have also taken steps to minimize our overhead expenses as revenues from our existing products has continued to decline. We temporarily suspended our orders of inventory from semiconductor foundries during the third quarter of 2001. Additional orders to the foundries were placed later in the quarter. Although the decline in customer orders has slowed since we announced that our Board had approved the Liquidation Plan, we believe many of the recent orders to be close-out orders from customers in anticipation of OPTi's liquidation. Our decision on whether to continue to place orders with foundries will depend upon the level of demand for OPTi products and whether OPTi shareholders approve the Liquidation Plan.



   Since December 31, 1999, we have reduced our workforce from 45 to six employees. We began second quarter 2001 with 17 employees so our reductions in workforce are continuing due to the ongoing decline in demand for our products and our decision to cease marketing efforts related to a product development program that failed to meet our expectations. After reviewing OPTi's business prospects and potential opportunities, our Board has determined that the voluntary liquidation and dissolution of the Company is in the best interest of our shareholders and will serve to maximize shareholder value in the Company. In making that determination, the Board and management reviewed a number of alternatives.





   In January 2000, OPTi management and the Board determined that OPTi's internal design efforts had not been productive or cost-effective. The Company decided it would be more cost-effective to subcontract OPTi's ongoing research and development to outside design groups and it terminated its internal research and development staff as part of a restructuring plan aimed at reducing operating costs. On January 31, 2000, at a Board meeting of the Company, the Board members discussed several alternatives for the Company and directed management to investigate various options including: a) acquisitions of new technology; b) partnering with other companies in related industries; c) liquidation of the Company and distribution of the Company's assets to the shareholders; and d) other strategic alternatives.



   The Board further reviewed possible strategic alternatives in May of 2000. Management presented its preliminary findings with respect to proposals to: a) merge with or invest in privately held companies with promising complementary technologies as a means of leveraging OPTi's industry relationships and its cash position; b) new directions for OPTi's product development, including the acquisition of new technologies; and c) various alternatives on how to utilize OPTi's patent position to realize maximum value for OPTi shareholders, including the sale of OPTi patents and the identification and valuation of potential targets for patent infringement claims. The Board instructed management to continue its efforts.



   At the direction of the Board, management continued to investigate and entertain proposals of alternative business strategies. Throughout the period from June 2000 through July 2001, more than 15 companies with businesses unrelated to OPTi's approached OPTi with proposals to either merger, sell an equity position to OPTi or sell technology to OPTi. After investigation, OPTi management determined that the companies making these proposals did not possess proven technologies and were primarily interested in obtaining access to OPTi's cash and other liquid assets. Management reviewed these proposals with the Board at its periodic meetings between September 2000 and July 2001. The Board agreed with management's determination that the proposals were unrelated to OPTi's current business and represented substantial risk for OPTi shareholders.



   Throughout 2000, management also continued to investigate alternatives to realize the maximum value of OPTi's patented technology. Management discussed the sale of OPTi's technology with three potential acquirers. Management also searched for a suitable law firm to assist OPTi in determining the strength of OPTi's patent position, the scope of potential patent infringement claims and the likelihood of recovering damages for past and ongoing infringement. In July 2000, OPTi entered into an agreement with outside legal counsel to represent OPTi on a contingent fee arrangement. The development and status of OPTi's strategy for pursuing potential Infringement Claims is further discussed in "PRINCIPAL PROVISIONS OF THE LIQUIDATION PLAN AND DISSOLUTION--The OPTi Inc. Liquidating Trust."



   In November 2000, we began discussions with a publicly traded Company regarding the possible acquisition of OPTi. After several months of extended meetings between the two companies the potential acquirer declined to continue the transaction citing concerns over the public market environment. Negotiations were subsequently suspended.



   In April 2001, we renewed our discussions with the publicly traded company with whom we had previously suspended discussions. Again, the potential acquirer declined to continue the transaction citing concerns over the public marketplace.



   In May 2001, management began the discussion of other possible merger transactions with an investment bank and reported to the Board. However, these discussions did not result in the identification of a suitable merger partner.



   On July 13, 2001, the Board members discussed the strategic alternatives with management. The Board reviewed management's efforts to acquire new technology, find an acquirer for OPTi's technology, recent merger offers from companies with unrelated businesses and the liquidation of OPTi. The Board requested that additional information from the management team be presented to them so that they could analyze what was the best alternative to maximize shareholder value. Management also informed the Board that OPTi's primary research and development projects on alternative universal serial bus chips for mobile computing and combined chipsets had yielded disappointing results due to delay in getting finished product to the marketplace and, in the opinion of management, no longer justified the continuing expenditure of OPTi's resources. The Board directed management to cease the development and the related marketing efforts. The Board also reviewed then-current revenue forecasts and decided to reduce the workforce to the minimum necessary to support OPTi's continuing business while the Board continued to assess strategic alternatives with management. Accordingly, OPTi reduced its workforce from 15 to seven employees.



   On July 20, 2001, the Company's Board of Directors reviewed the Company's second quarter and first half of 2001 financial results. Revenues for the quarter ended June 30, 2001 of $1,665,000 were $1,659,000, or 50%, below revenues reported for the comparable quarter of 2000. Due to the decline in revenue, OPTi's operating loss was larger than anticipated. In addition, the Board discussed management projections showing that the third quarter 2001 revenue would continue to decline from prior periods and operating losses would continue to grow. In view of the accelerating decline in OPTi's business prospects, the Board determined that OPTi's business operations would result in continuing losses and the erosion of shareholder value. The Board directed management to review the available strategic alternatives and recommend a strategic alternative to the Board as soon as practicable.



   On July 23, 2001, OPTi announced that it was actively looking into all strategic alternatives in an effort to maximize shareholder value and expected to announce an alternative to its current business plan as soon as practical.

   During August 2001, OPTi management determined that the complete liquidation and dissolution of OPTi was the strategic alternative most likely to maximize shareholder value and management proceeded to consult with its independent auditors and outside counsel to draft the Liquidation Plan and a ruling request regarding tax treatment of the potential liquidation to the IRS. Management advised the Board of its determination that the liquidation of OPTi was the alternative most likely to maximize shareholder value and provided the Liquidation Plan to the Board for its review. On August 28, 2001, OPTi filed a ruling request with the IRS to ascertain tax treatment of the liquidation should the Liquidation Plan proposed by management be adopted by OPTi's Board and shareholders.



   On September 7, 2001, the OPTi Board met and further reviewed the Liquidation Plan with management. Management also advised the Board on the status of certain other strategic alternatives, each of which, in management's judgment, would place OPTi's assets at unnecessary risk. Management further advised the Board that although its pursuit of claims for the potential infringement of OPTi patents by other semiconductor manufacturers was progressing, it would be premature to attempt to settle the claims, it would be difficult for OPTi to realize the full potential value of the infringement claims for its shareholders if OPTi or its patent portfolio were sold at that time and that the most likely means by which the potential value of the infringement claims could be maximized for OPTi shareholders would be to continue to pursue the claims following the liquidation and dissolution of OPTi by transferring the OPTi patents, including the Infringement Claims, to a liquidating trust. After further discussion, the Board of Directors unanimously approved the Liquidation Plan for adoption by OPTi shareholders. The Board concluded that the Plan was in the best interest of OPTi Inc. and its shareholders after considering a number of factors discussed below in "Factors leading to the Recommendations of the Plan of Liquidation" and "Potential Adverse Impact."







   Currently, most of our assets are readily transferable. As of September 30, 2001, the end of our most recent fiscal quarter, approximately 92% of our $34.2 million in total assets was held in cash, cash equivalents and marketable securities including 1,914,155 shares of Tripath Technology, Inc., a publicly traded company quoted on the Nasdaq National Market ("Tripath"). As of September 30 the market value of our Tripath shares was approximately $1.1 million, or 3% of our assets.



   In addition, we are currently investigating potential claims against certain third parties for infringement of certain of our patents (the "OPTi Patents") (such claims collectively referred to as the "Infringement Claims"). Because the Infringement Claims are not presently distributable or marketable, the Board of Directors has decided to establish a Liquidating Trust to hold the OPTi patents, the Infringement Claims, other intellectual property and any other assets that prove difficult to liquidate in an orderly fashion prior to our dissolution. OPTi intends to obtain from Standard & Poor's, nationally known corporate valuation consultants experienced in appraising intellectual property and related intangibles, an appraisal of the fair market values of the OPTi Patents and Infringement Claims at the time that those properties are transferred to the Liquidating Trust.





Factors Leading to the Recommendation of the Plan of Liquidation





   Among the factors the Board considered were:



    . Our recent unsatisfactory revenue performance, particularly the results from the fiscal quarter ended June 30, 2001.



    . Sales forecasts that projected further sales declines and continuing losses.



    . Financial projections that despite deep cutbacks in OPTi's workforce and overhead, operating losses would continue.



    . The inability of the Company and its outside design vendors to complete the new product designs that the Company was hopeful would offset declining revenue from its existing product lines.



    . Prevailing economic conditions both generally and within the semiconductor sector which resulted in a substantial reduction in the likely demand for and success of any new product or business initiatives.

    . Our inability to identify a buyer or strategic alliance partner acceptable to us.



    . The significant risks associated with restructuring our business, including the risk that positive operating income could not be achieved in a period satisfactory to the Board.



    . The Boards' belief that distribution of our assets in liquidation and the formation of the Liquidation Trust to oversee the pursuit of our patent position could produce more value to our shareholders than if the shareholders held their shares of common stock and OPTi continued to incur operating losses.






Potential Adverse Impact

   The Board of Directors also considered a number of factors regarding the potential adverse impact of the proposed liquidation and dissolution on our shareholders, including the following:


    . We cannot assure you that we will be successful in disposing of our assets for values equal to or exceeding those currently estimated or that these dispositions would occur as early as we expected.



    . It is possible that the liquidation may not yield distributions as great as the recent market prices of our shares and distributions may not be effected for an extended amount of time.



    . As opposed to a business combination with a relatively short time frame during which a third party would acquire us, the liquidation process would involve a longer pay-off process and would require us to incur potentially larger administrative costs.



    . The receipt of liquidating distributions, including the transfer of property into the Liquidating Trust (but not the receipt of a Liquidating Trust interest), will be taxable events for shareholders.



    . It is likely that the liquidity and price of our shares will decrease as we pay distributions to shareholders.



   The foregoing discussions of the information and factors discussed by the Board of Directors is not meant to be exhaustive, but is believed to include the significant factors considered by the Board of Directors. The Board of Directors did not quantify or attach any particular weight to the various factors that it considered in approving the Liquidation Plan. Rather, the Board viewed its position and recommendation as being based on the totality of the information presented to and considered by it. In addition, individual members of the Board of Directors may have given different weights to different factors. However, in the unanimous view of the Board of Directors, the potentially negative factors considered by it did not outweigh the benefits and advantages of the liquidation and dissolution.


Conclusion of our Board of Directors


   On September 7, 2001, our Board of Directors unanimously adopted the Liquidation Plan. In arriving at this conclusion, our Board considered a number of factors, including those discussed above, in light of the future prospects of OPTi if it continued its existing business plan. Our Board of Directors concluded that the Liquidation Plan was in the best interests of OPTi and our shareholders.


             FACTORS TO BE CONSIDERED BY SHAREHOLDERS IN DECIDING
                          WHETHER TO APPROVE THE PLAN


   There are many factors that OPTi's shareholders should consider when deciding whether to vote to approve the Plan. Such factors include the risk factors related to OPTi's ongoing business prospects, as well as additional data set forth in OPTi's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, OPTi's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001, and those factors set forth below.

   Forward looking statements with respect to the likelihood and the value of liquidating distributions to our shareholders are based upon facts known to us and the methods we used with respect to the valuation of our assets and our liabilities. We can offer no assurance that the markets for our assets will not change or that additional liabilities currently unknown to us will not arise during the course of our liquidation and dissolution that could materially reduce the value and change the timing of the liquidating distributions.


   This Proxy Statement contains certain forward looking statements, including statements contained under the heading "LIQUIDATION ANALYSIS AND ESTIMATES" below and other statements concerning the value of OPTi's net assets, the liquidation value per share of common stock as compared to our market price absent the proposed liquidation and the likelihood of shareholder value resulting from the sale of certain of our significant assets. The methods used by our Board of Directors and management in estimating the value of OPTi's assets do not result in an exact determination of value nor are they intended to indicate definitively the amount a shareholder will receive in liquidation. Specifically, estimates regarding final proceeds from the sale of assets and the ultimate disposition of the remaining non-cash assets to third party acquirers are subject to many variables and will not be determined with certainty until the settlement of remaining liabilities.



The prices at which we will be able to sell our various non-cash assets is uncertain and no assurance can be given that the amount to be received in liquidation will equal or exceed the price of our common stock



   In addition to the distribution of our cash and cash-equivalent assets to our shareholders, we will need to liquidate our excess inventory, property and equipment and accounts receivable. The cash value realized by OPTi for these assets will be difficult to estimate, and we can make no assurance that we will receive any material amounts with respect to such assets. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond OPTi's control including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets. No assurance can be given that the amount to be received in liquidation will equal or exceed the price or prices at which the common stock has recently traded or may trade in the future. Shareholders who disagree with our Board of Directors' determination that the adoption of the Plan is in the best interests of OPTi and our shareholders should vote "against" approval of the Plan.


Shareholders may be liable to creditors of OPTi for the amount received from OPTi if OPTi's reserves are inadequate


   If the Plan is approved by the shareholders, a Certificate of Election to Wind Up and Dissolve initiating the dissolution procedure will be filed with the State of California. As described below, on the Effective Date of Dissolution the final liquidating distribution will be determined and a Certificate of Dissolution dissolving OPTi will be filed with the State of California. Pursuant to the California Corporations Code, if OPTi fails to adequately provide for payment of its expenses and liabilities, each shareholder could be held liable for payment to OPTi's creditors of such shareholder's pro rata share of amounts owed to creditors in excess of the funds reserved to pay such creditors. Under California law, creditors would have up to four years from the filing of the Certificate of Dissolution to bring claims against OPTi. The liability of any shareholder would be limited to the amounts previously received by such shareholder from OPTi (and from the Liquidating Trust) following adoption of the Plan. Accordingly, in this event, a shareholder could be required to return all liquidating distributions previously made to such shareholder. As a result, a shareholder could net nothing from OPTi under the Plan. Moreover, in the event a shareholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a shareholder incurring a net tax cost if the shareholder's repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable. There can be no assurance that OPTi has adequate assets to cover any expenses and liabilities. However, after a review of our assets and liabilities, OPTi believes that the reserves will be adequate and that a return of amounts previously distributed will not be required. See "PRINCIPAL PROVISIONS OF THE LIQUIDATION PLAN AND DISSOLUTION-Contingent Liabilities; Contingency Reserve; The OPTi Inc. Liquidating Trust and LIQUIDATION ANALYSIS AND ESTIMATES."

Our stock transfer books will close at the close of business on the day prior to the Effective Date of Dissolution after which it will not be possible for shareholders to publicly trade in our stock



   We intend to close our stock transfer books and discontinue recording transfers of common stock at the close of business on the day prior to the date OPTi files the Certificate of Dissolution. On the following day when OPTi files the Certificate of Dissolution, the Effective Date of Dissolution, the Liquidating Trust will be established, each OPTi shareholder will receive a pro rata beneficial interest in the Liquidating Trust and all OPTi shares will be cancelled. The beneficial interests in the Liquidating Trust will be non-transferable except as a result of any assignments by will, intestate succession or operation of law.



We do not have an alternative business plan that we believe is viable that we can turn to if shareholders do not approve the Liquidation Plan



   Our Board unanimously approved the Liquidation Plan based upon the factors outlined above after considering several strategic alternatives to liquidation and dissolution which are also described above. There are currently no viable strategic alternatives to the Plan if the shareholders do not approve the Liquidation Plan and we can offer no assurance that the strategic alternatives previously considered by the Board will still be available or feasible if the Plan is rejected. If our shareholders decide not to approve the Plan, we will return to the operation of our existing business which we believe is no longer profitable and we will continue to pursue the Infringement Claims while we search for new strategic alternatives. There can be no assurance that any such new strategic alternative will be found or that it will provide for a return on shareholder value equal to or greater than the Liquidation Plan.




Our board members may have a potential conflict of interest in recommending ratification and approval of the Plan


   The members of our Board of Directors may be deemed to have a potential conflict of interest in recommending ratification and approval of the Plan. See "POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN UPON DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES."


                 POSSIBLE EFFECTS OF THE APPROVAL OF THE PLAN
                UPON DIRECTORS, OFFICERS AND CERTAIN EMPLOYEES


   Other than as set forth below, it is not currently anticipated that the liquidation of OPTi will result in any material benefit to any of our officers or to directors who participated in the vote to adopt the Plan, or to any other employees.



   As summarized in the table below, our Board of Directors has approved severance arrangements for Bernard T. Marren, our President, Chief Executive Officer and Chairman of the Board, and Michael Mazzoni, our Chief Financial Officer. Mr. Marren will be paid his severance package if the Company is sold or he is terminated. Mr. Mazzoni will be paid his severance package in the event of a change of control of OPTi or if OPTi announces its intent to liquidate its assets or shut down the Company. In conjunction with its approval of the Liquidation Plan, the Board affirmed that both Mr. Marren and Mr. Mazzoni's severance packages will be paid if the Liquidation Plan is adopted by the shareholders and OPTi completely dissolves.



Name and Principal Position                                                     Severance Other
---------------------------                                                     --------- -----
Bernard T. Marren, President, Chief Executive Officer and Chairman of the Board $150,000   (1)
Michael Mazzoni, Chief Financial Officer....................................... $150,000   --

--------

(1) Mr. Marren will also receive a severance payment related to the value of the initial liquidating distribution and the number of vested options he holds. The Company currently estimates the value of this additional payment at a maximum of $250,000.

   The table below sets forth information relating to stock options held by each officer and director of OPTi, as of October 31, 2001.



                                                                      Weighted
                                                                      Average
                                                                      Exercise
                                             Total            In The  Price of
                                            Options   Vested   Money   Vested
  Name                                    Outstanding Options Options Options
  ----                                    ----------- ------- ------- --------
  Bernard T. Marren......................   117,333   117,333   --     $4.98
  Michael Mazzoni........................        --        --   --        --
  Stephen A. Dukker......................        --        --   --        --
  Kapil K. Nanda.........................    17,333    17,333   --     $6.99
  William H. Welling.....................        --        --   --        --


   Additionally, each OPTi employee who continues his or her employment through OPTi's final dissolution will receive a severance payment equal to the greater of his or her weekly salary multiplied by his or her years of service or one month's pay. We currently estimate these payments will total approximately $55,000.

   Our Board of Directors may confer other benefits or bonuses to employees and officers of OPTi, including officers who are also directors, in recognition of their services to OPTi based on the performance of such employees and officers, including performance during OPTi's liquidation process.


   In addition, if the OPTi shareholders approve the Plan, the three independent members of our Board will serve as trustees of the Liquidating Trust. Stephen A. Dukker, Kapil K. Nanda and William H. Welling were appointed as Trustees by our Board. The Board has determined that each Trustee shall receive $3,000 for each meeting of Trustees which are currently expected to occur at least quarterly and an additional $2,500 per day of consulting work performed for the Trust. Subject to ratification by the Trustees following the establishment of the Trust, it is currently contemplated that the fourth member of our Board, Bernard T. Marren, also our President and Chief Executive Officer, will be paid an annual fee of $50,000 to oversee the routine operations of the Trust and provide consulting services in connection with its pursuit of the Infringement Claims. Mr. Marren would also receive 5% of any future monetary settlement that may be recovered from a certain semiconductor company designated by the OPTi Board that OPTi believes may be infringing the OPTi Patents. The OPTi Board approved this fee for Mr. Marren for his services in negotiating a possible settlement with this semiconductor company in lieu of OPTi's outside patent counsel due to counsel's potential conflict of interest. The fee payable to Mr. Marren if a settlement is reached is in place of, and less than, the contingency fee that would otherwise be payable to the outside counsel.


   Finally, also subject to ratification by the Trustees, Michael Mazzoni, our Chief Financial Officer, will be paid an annual fee of $10,000 for ongoing work involving the preparation of financial statements by the Trust, the work of auditors who may be engaged by the Trust, liaison with the law firms engaged by the Trust and other ministerial matters as necessary to carry out the purpose of the Trust.

   The Plan was adopted by the unanimous vote of our directors, each of whose interests in the Plan and the Trust have been set forth herein. It is not currently anticipated that the liquidation of OPTi will result in any material increase in value of the shares or options held by any directors who participated in the vote on the Plan.

         PRINCIPAL PROVISIONS OF THE LIQUIDATION PLAN AND DISSOLUTION


   We will distribute in cash or in-kind, pro rata to our shareholders, or sell or otherwise dispose of, or transfer to the Liquidating Trust all our assets, including the distribution of the shares of Tripath common stock directly to our shareholders on a pro rata basis. The liquidation is expected to commence as soon as practicable after approval of the Plan by the shareholders and liquidating distributions will be made by OPTi directly to the shareholders and to the Liquidating Trust on behalf of the shareholders. Any sales of OPTi's assets will be made in private or public transactions and on such terms as are approved by our Board of Directors. It is not anticipated that any further votes of OPTi's shareholders will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. See "Sales of OPTi's Assets."

   Following approval of the Liquidation Plan by the shareholders, a Certificate of Election to Wind Up and Dissolve will be filed with the State of California initiating the dissolution of OPTi. OPTi currently plans to then set aside approximately $5 million in cash or cash equivalent assets. Of this amount, approximately $2 million will be reserved to fund the Liquidating Trust. Following OPTi's dissolution, these funds will be used to ensure that the Trust has adequate resources to pursue the Infringement Claims and to pay the costs of administering the trust.



   The remaining $3 million set aside will be placed in a Contingency Reserve as reasonable provision for the known and anticipated liabilities, expenses and obligations of OPTi as of the Adoption Date.



   OPTi will distribute its remaining cash on hand, together with cash proceeds from sales of other assets, and the shares of Tripath stock held by OPTi, to our shareholders on a pro rata basis in one or more liquidating distributions.



   OPTi currently estimates that approximately $700,000 in contingent liabilities may still remain outstanding on the Effective Date of Dissolution. In such an event, amount of cash necessary to pay all known or anticipated contingent liabilities as of the Effective Date of Dissolution will be transferred to the Trust from the Contingency Reserve on the Effective Date of Dissolution (in addition to the $2 million transferred to fund the Trust discussed above). The net balance, if any, of any such Contingency Reserve remaining after payment, provision or discharge of all such liabilities, expenses and obligations will be distributed to OPTi shareholders as a liquidating distribution. No assurances can be given that available cash and amounts received from the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims and to make cash distributions to shareholders. In addition, we currently have no plans to repurchase shares of common stock from our shareholders. However, if we were to repurchase shares of common stock from our shareholders, such repurchases would be open market purchases and would decrease amounts distributable to other shareholders if OPTi were to pay amounts in excess of the per share values distributable in respect of the shares purchased and would increase amounts distributable to other shareholders if OPTi were to pay amounts less than the per share values distributable in respect of such shares. See "Liquidating Distributions; Nature; Amount; Timing" and "Contingent Liabilities; Contingency Reserve; The OPTi Inc. Liquidating Trust" and "LIQUIDATION ANALYSIS AND ESTIMATES" below.



   OPTi also plans to transfer its intellectual property, including but not limited to the OPTi Patents and pending applications, to the Liquidating Trust which would oversee the pursuit of any Infringement Claims. Interests in the Trust will not be transferable; therefore, although the recipients of the interests would be treated for tax purposes as having received their pro rata share of property transferred to the Liquidating Trust and will thereafter take into account for tax purposes their allocable portion of any income, deductions, gain or loss realized by the Trust, the recipients of the interests will not realize the value thereof unless and until the Liquidating Trust distributes cash or other assets to them. The tax consequences of the Liquidation Plan are complex. Accordingly, each OPTi shareholder should carefully review the Section "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" set forth below, and discuss the tax considerations with his or her own tax advisors. Pursuant to the Liquidation Plan, our Board of Directors has appointed three individuals to act as trustees of the Liquidating Trust and will cause OPTi to enter into the Liquidating Trust Agreement with the named Trustees on such terms and conditions as may be approved by our Board of Directors. Approval of the Plan also will constitute the approval by OPTi's shareholders of the appointment of the Trustees and authorize OPTi to enter into the Liquidating Trust Agreement and/or similar agreements consistent with the purposes of the Liquidation Plan. For further information relating to the Liquidating Trust, the appointment of Trustees and the Liquidating Trust Agreement, reference is made to "The OPTi Inc. Liquidating Trust."





   In addition, we intend to halt trading in OPTi shares in conjunction with the filing of a Certificate of Dissolution with the State of California according to the following procedure: At the close of business on the business day immediately preceding the day that we file the Certificate of Dissolution, we will close our stock transfer books and restrict transfers of our common stock. On the day that we file the Certificate of Dissolution, the Effective Date of Dissolution, the following events will also take place: (i) the Company will file a tax clearance certificate or an assumption of tax liability with the State of California, (ii) the Company and the Trustees, on behalf of the beneficiaries of the Liquidating Trust, will execute the Liquidating Trust Agreement; (iii) any property remaining in OPTi will either be distributed in a liquidating distribution to OPTi shareholders or will be transferred to the Liquidating Trust as the first transfer of property into the Liquidating Trust (and will be a deemed distribution to the OPTi shareholders); (iv) beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders as of the Effective Date of Dissolution; and (v) all then-outstanding OPTi shares will be canceled. In no event will the Liquidating Trust Agreement be executed nor any property transferred into the Liquidating Trust prior to the Effective Date of Dissolution. In no event will any shares of OPTi be freely transferable on or after the Effective Date of Dissolution. The transfer of the beneficial interests in the Liquidating Trust will also be restricted as described further in "The OPTi Inc. Liquidating Trust."


Abandonment; Amendment


   Under the Liquidation Plan, our Board of Directors may modify, amend or abandon the Plan, notwithstanding shareholder approval, to the extent permitted by the California Corporations Code. The California Corporations Code does not allow the Board to make any change to the Liquidation Plan that would affect the distribution ratio set forth in the Liquidation Plan without additional shareholder approval of such change. The Liquidation Plan provides for the pro rata distribution of all cash proceeds and property distributed directly to the shareholders or to the Liquidating Trust on behalf of the shareholders. Under the California Corporations Code, the Board is otherwise empowered to do what is proper and convenient for purposes of winding up, settling, and liquidating the affairs of the company or it may abandon the Liquidation Plan entirely if the Board believes it to be in the best interests of our shareholders. OPTi will not amend or modify the Plan under circumstances that would require additional shareholder solicitations under the California Corporations Code or the federal securities laws without complying with the California Corporations Code and the federal securities laws. OPTi currently has no plans to so amend or abandon the Liquidation Plan.


Liquidating Distributions; Nature; Amount; Timing


   Although our Board of Directors has not established a firm timetable for distributions to shareholders if the Liquidation Plan is approved by the shareholders our Board of Directors intends, subject to contingencies inherent in winding up OPTi's business, to make such distributions as promptly as practicable. After the approval of the Plan by the shareholders, based upon information presently available to us and assuming no unanticipated claims or other material adverse events, OPTi believes it will distribute approximately $2.00 to $2.35 per share from its net available assets. OPTi will also distribute its Tripath shares in kind directly to shareholders on a pro rata basis at a ratio of approximately 0.17 Tripath shares for each OPTi share.



   In addition, OPTi currently expects to transfer the OPTi Patents and related intellectual property to the Liquidating Trust. See "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" below.



   The proportionate interests of all of the shareholders of OPTi shall be fixed on the basis of their respective stock holdings at the close of business on record dates set prior to each distribution. On the Effective Date of Dissolution, the Company and the Trustees, on behalf of the beneficial holders of the Liquidating Trust, will execute the Liquidating Trust Agreement: (i) any property remaining in OPTi will either be distributed in a liquidating distribution to OPTi shareholders or will be transferred to the Liquidating Trust as the first transfer of property into the Liquidating Trust (and will be a deemed distribution to the OPTi shareholders); (ii) beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders as of the Effective Date of Dissolution; and (iii) all then-outstanding OPTi shares will be canceled. In no event will the Liquidating Trust Agreement be executed nor any property transferred into the Liquidating Trust prior to the Effective Date of Dissolution. In no event will any shares of OPTi be freely transferable on or after the Effective Date of Dissolution. Our Board of Directors is, however, currently unable to predict the precise nature, amount or timing of any distributions or of the Effective Date of Dissolution. The actual nature, amount and timing of all distributions will be determined by our Board of Directors, in its sole discretion, and will depend in part upon our ability to convert our remaining assets into cash.

   We do not plan to satisfy all of our liabilities and obligations prior to commencing distributions to our shareholders, but instead will reserve assets deemed by management and our Board of Directors to be adequate to provide for such liabilities and obligations. See "Contingent Liabilities; Contingency Reserve." Management and our Board of Directors believe that we have sufficient cash to pay our current and accrued obligations without the sale of any of our other assets.


   Uncertainties as to the precise net value of our non-cash assets and the ultimate amount of our liabilities make it impractical to predict the aggregate net value ultimately distributable to shareholders. Claims, liabilities and expenses from operations (including operating costs, salaries, income taxes, payroll and local taxes, legal and accounting fees and miscellaneous office expenses), although currently declining, will continue to be incurred following approval of the Plan. These expenses will reduce the amount of assets available for ultimate distribution to shareholders and, while OPTi does not believe that a precise estimate of those expenses can currently be made, management and our Board of Directors believe that available cash and amounts received on the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims (including known contingent liabilities) and to make cash distributions to shareholders. However, no assurances can be given that available cash and amounts received on the sale of assets will be adequate to provide for OPTi's obligations, liabilities, expenses and claims and to make cash distributions to shareholders. If such available cash and amounts received on the sale of assets are not adequate to provide for OPTi's obligations, liabilities, expenses and claims, distributions of cash and other assets to OPTi's shareholders will be reduced.


Sales of OPTi's Assets

   The Plan gives our Board of Directors the authority to sell all of the assets of OPTi. Sales of OPTi's remaining assets will be made on such terms as are approved by our Board of Directors and may be conducted by competitive bidding, public sales or privately negotiated sales. Any other types of sales will only be made after our Board of Directors has determined that any such sale is in the best interests of the shareholders. It is not anticipated that any further shareholder votes will be solicited with respect to the approval of the specific terms of any particular sales of assets approved by our Board of Directors. OPTi does not anticipate amending or supplementing the Proxy Statement to reflect any such agreement or sale, unless required by applicable law. The prices at which we will be able to sell our various remaining assets will depend largely on factors beyond OPTi's control, including, without limitation, the condition of financial markets, the availability of financing to prospective purchasers of the assets, United States and foreign regulatory approvals, public market perceptions and limitations on transferability of certain assets.


   Currently, OPTi has three basic types of assets. As of September 30, 2001, approximately 92% of our $34.2 million in total assets with book value was held in cash, cash equivalents and marketable securities, including 1,914,155 shares of Tripath stock. As described above, these readily transferable assets will be distributed directly to OPTi shareholders or transferred to the Liquidating Trust for the benefit of the shareholders after reasonable provision is made for satisfaction of OPTi's known and contingent liabilities.



   Approximately eight percent of OPTi's assets with book value as of September 30, 2001 consisted of accounts receivable, inventories, property, plant and equipment and certain lease rights. Those accounts receivables that remain uncollected on the Effective Date of Dissolution will be transferred to the Liquidating Trust for the benefit of the shareholders. OPTi has begun to search for professional liquidators to assist in the sale of any inventory that may remain unsold, as well as any no-longer needed property and equipment. OPTi expects these items to be sold either in privately negotiated transactions with third parties or at public auction. With respect to its leases, OPTi is currently seeking sublessees to assume the leases.



   Finally, we currently expect to transfer OPTi's third group of assets, the OPTi Patents and the related Infringement Claims to the Liquidating Trust as further described in "The OPTi Inc. Liquidating Trust." As of September 30, 2001, these patents and claims did not have a stated book value in accordance with generally accepted accounting principals. OPTi has engaged Standard & Poor's to prepare an appraisal of the fair market value of the OPTi Patents and the Infringement Claims at the time those properties are transferred to the Liquidating Trust.




Conduct of OPTi Following Adoption of the Plan

   Since the authorization of the Plan by our Board of Directors, our Board of Directors and management have taken steps to reduce OPTi's operations and, upon approval of the Plan by the shareholders, wind up our operations. If our Board deems it advisable, certain members of management and any other continuing employees may receive compensation for the duties then being performed. Such compensation, if any, will be determined by evaluation of all relevant factors, including, without limitation, the efforts of such individuals in successfully implementing the Plan and a review of compensation payable to individuals exercising similar authority and bearing similar responsibilities.

   Following approval of the Plan by OPTi's shareholders, our activities will be limited to winding up our affairs, taking such action as may be necessary to preserve the value of our assets and distributing our assets in accordance with the Plan. We will seek to distribute or liquidate all of our assets in such manner and upon such terms as our Board of Directors determines to be in the best interests of OPTi's shareholders.

   Following the approval of the Plan by OPTi's shareholders, we shall continue to indemnify our officers, directors, employees and agents in accordance with our Articles of Incorporation, as amended, and Bylaws. Such indemnification will include actions taken in connection with the Plan and the winding up of the affairs of OPTi. OPTi's obligation to indemnify such persons may be satisfied out of the assets of the Liquidating Trust. Our Board of Directors and the Trustees of the Liquidating Trust may also obtain and or maintain such insurance as may be necessary to cover OPTi's indemnification obligations under the Plan.

Reporting Requirements

   Whether or not the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") even though compliance with such reporting requirements is economically burdensome. If the Plan is approved, in order to curtail expenses we will, after filing a Certificate of Election to Wind Up and Dissolve and a Certificate of Dissolution, either seek to complete the dissolution of OPTi prior to March 30, 2002, the due date for the filing of our next annual report on Form 10-K, or seek relief from the Securities & Exchange Commission ("SEC") from the reporting requirements under the Exchange Act.

Contingent Liabilities; Contingency Reserve


   Under the California Corporations Code, we are required, in connection with our dissolution, to pay or provide for payment of all of our liabilities and obligations. Following approval of the Plan by OPTi's shareholders, OPTi will set aside cash and other assets which it believes to be adequate for payment of our liabilities and obligations as a Contingency Reserve. Based upon the amount of our known current and contingent liabilities, OPTi currently estimates the amount of the Contingency Reserve which will be set aside at approximately $3 million. Such amount (in addition to the cash contributed to the Liquidating Trust) will be deducted before the determination of amounts available for distribution to shareholders.


   The actual amount of the Contingency Reserve will be based upon estimates and opinions of management and our Board of Directors and derived from consultations with outside experts and review of OPTi's estimated operating expenses and future estimated liabilities, including, without limitation, anticipated compensation payments, estimated legal and accounting fees, operating lease expenses, payroll and other taxes payable, miscellaneous office expenses, expenses accrued in OPTi's financial statements and reserves for litigation expenses. There can be no assurance that the Contingency Reserve will be sufficient. Subsequent to the establishment of the Contingency Reserve, we will distribute to our shareholders any portions of the Contingency Reserve which we deem no longer to be required. After the liabilities, expenses and obligations for which the Contingency Reserve was established have been satisfied in full, we will distribute to our shareholders any remaining portion of the Contingency Reserve. However, we currently estimate that approximately $700,000 in contingent liabilities may remain outstanding as of the Effective Date of Dissolution. We will transfer the amount of known and potential contingent liabilities as of the Effective Date of Dissolution from the Contingency Reserve to the Liquidating Trust in addition to the $2 million we expect to transfer to fund the Trust.



   In addition, we are currently taking steps to minimize our liabilities. Our accounts payable have been kept current and we do not foresee that any significant contingent liabilities will be outstanding when the shareholders vote on the Plan. We have been working closely with Ernst & Young LLP, the independent accounting firm that has audited our financial statements since our inception, on the financial and tax planning aspects of the Liquidation Plan.



   Under the California Corporations Code, if OPTi fails to create an adequate Contingency Reserve for payment of its expenses and liabilities, or should the Contingency Reserve be exceeded by the amount ultimately found payable in respect of expenses and liabilities, each shareholder could be held liable for the payment to creditors of such shareholder's pro rata share of such excess, limited to the amounts theretofore received by such shareholder from OPTi.



   If we were held by a court to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the Contingency Reserve, a creditor of OPTi could seek an injunction against the making of distributions under the Plan on the ground that the amounts to be distributed were needed to provide for the payment of OPTi's expenses and liabilities. Any such action could delay or substantially diminish the cash distributions to be made to shareholders and/or the beneficiaries of the Liquidating Trust under the Plan.


The OPTi Inc. Liquidating Trust


   On the Effective Date of Dissolution, we plan to transfer to the Liquidating Trust the OPTi Patents, other intellectual property and approximately $2 million in cash to fund pursuit of the claims related to the infringement of certain of our patents, and to provide for the management and operations of the Liquidating Trust. In addition, as discussed above, we will transfer additional funds, currently estimated at $700,000, to pay the claims, if any, of creditors which have not been asserted or satisfied in full prior to OPTi's dissolution.



   We expect that a principal activity of the Liquidating Trust will be overseeing the pursuit of potential claims against certain third parties for infringement of certain of the OPTi Patents. We believe that certain companies engaged in the development, manufacture and sale of integrated semiconductor chipsets and other companies which sell products within which such chipsets are embedded may employ core logic methods and techniques that are covered by our patent portfolio. In 1999 we notified two major manufacturers of semiconductor devices that we believed they were infringing on certain of our patents. During the first quarter of 2000 we announced the signing of a one-time fully paid license and release from past and future infringement claims on all of our existing and pending patents with one of the manufacturers for payment of $13.3 million. In June 2000, we entered into a contingency fee agreement with Derwin & Siegel LLP, an intellectual property law firm with experience in the litigation of patent infringement claims, to assist us in pursuing our possible claim against the manufacturer of semiconductor devices who had not agreed to a settlement and to investigate the possibility of patent infringement claims against other companies which may be employing our patented technology. During 2001, we filed for a continuance on one of our key patents with the U.S. Patent and Trademarks Office. We are awaiting a final written decision on our continuance request. We have also recently begun negotiations to settle our potential legal claims with a third semiconductor manufacturer who we believe may be infringing our patents. We have notified a fourth manufacturer that we believe they are infringing our patents and we are in the process of identifying other companies who might be using our patented technologies. Derwin & Siegel has advised us that there can be no assurance that the pursuit of any of our potential patent infringement claims will be successful. Nonetheless, based upon the settlement that we achieved in the first quarter of 2000, our estimates of the shipments of semiconductor devices that may be infringing our patents and its own experience in pursuing such claims, Derwin & Siegel has advised us that continuing to pursue recovery for the Infringement Claims could result in additional payments for settlements of the Infringement Claims.



The Board of Directors has therefore determined that it is in the best interest of OPTi and our shareholders to pursue our causes of action which are the bases for the Infringement Claims. Because of the uncertainty inherent in prosecuting the Infringement Claims and because of the impracticality of distributing our patents and intellectual property to OPTi's shareholders, the Board of Directors has decided to establish the Liquidating Trust to hold the OPTi Patents and other intellectual property, as well as other assets, if any, that may not be convenient to liquidate in an orderly fashion prior to our dissolution.



   Our Board of Directors believes the flexibility provided by the Plan with respect to the Liquidating Trust to be advisable. The Trust will be evidenced by a trust agreement between OPTi and the Trustees, (the "Liquidating Trust Agreement"). The overall purpose of the Trust will be to serve as a temporary repository for the trust property prior to disposition or distribution to OPTi's shareholders. The transfer to the Trust and distribution of interests therein to OPTi's shareholders would enable us to divest ourselves of the trust property and permit OPTi's shareholders to enjoy the economic benefits of ownership thereof. Pursuant to the Liquidation Plan, the trust property would be transferred to the Trustees to be held in trust for the benefit of the shareholder beneficiaries subject to the terms of the Liquidating Trust Agreement.



The Liquidating Trust Agreement



   On September 7, 2001, in conjunction with its approval of the Liquidation Plan, the Board of Directors also approved the form of Liquidating Trust Agreement attached hereto as Annex B. The Company and the Trustees, on behalf of the beneficiaries of the Liquidating Trust, will execute the Liquidating Trust Agreement, substantially in the form attached, on the Effective Date of Dissolution.



   The Liquidating Trust Agreement provides for the Trustees to carry out the purposes of the Liquidating Trust discussed above. The principal provisions of the Liquidating Trust Agreement are set forth below. Shareholders should read the Liquidating Trust Agreement in its entirety. Shareholders should be aware that the form of the Liquidating Trust Agreement attached is included in our ruling request to the IRS and may therefore be subject to change pending the IRS's final determination.



    . The Liquidating Trust exists solely for the purpose of liquidating OPTi's illiquid assets and distributing the proceeds to the beneficiaries of the Liquidating Trust.



    .  The Trust is an irrevocable grantor trust.



    . Beneficial interests in the Liquidating Trust shall be distributed to OPTi shareholders as of the Effective Date of Dissolution on a pro rata basis based upon their proportionate holdings of OPTi shares.





    . The beneficial interest of a beneficiary in the Liquidating Trust may not be transferred in whole or in part except by will, intestate succession or operation of law or transfers from nominal record holders to beneficial owners.





    . The Liquidating Trust shall be administered by three Trustees appointed by the OPTi Board of Directors and approved by the OPTi shareholders.

    . The Trustees shall have full, absolute and exclusive power, control and authority over the trust estate and over the affairs of the Liquidating Trust to the same extent as if the Trustees were the sole owners of the Liquidating Trust, provided that such power, control and authority shall only be exercised to such acts as in the Trustees' sole judgment and discretion are necessary in, incidental to or desirable for carrying out the purposes of the Trust.



    . The Trustees shall maintain records and books of account relating to the trust estate in accordance with generally accepted accounting principles and shall permit any authorized representative designated by any beneficiary to have access to the financial records.



    . The Trustees shall provide the beneficiaries with all necessary tax information and make available to the beneficiaries such annual or more frequent reports as the Trustees shall determine in their sole discretion to comply with the applicable income tax reporting regulations.



    . The cash portion of the Liquidating Trust will only be invested in demand and time deposits in banks or savings institutions, or temporary investments such as short-term certificates of deposit, Treasury bills or money market funds.



    . At least annually, all cash in the Trust, including any proceeds from the sale of assets or income from investments, shall be paid by the Trustees to the Beneficiaries, net of any amounts used to pay liabilities or expenses, or based on the Trustees' determination in their sole discretion, reserved to pay liabilities or expenses then pending or reasonably anticipated. In addition, the Trustees shall use their best efforts to ensure that the value of assets in the Liquidating Trust on the last day of any fiscal year does not exceed $10 million.





    . Any Trustee can be removed at any time, for good cause, by beneficiaries holding more than 50% of the total beneficial interests in the Liquidating Trust.





   The beneficial interests in the Trust will be evidenced only by the records of the Trust, there will be no certificates or other tangible evidence of such interests, and no holder of common stock would be required to pay any cash or other consideration for the interests to be received in the distribution or to surrender or exchange shares of common stock in order to receive the interests. In addition, pursuant to the Liquidating Trust Agreement, the Trust will be irrevocable and will terminate after the earliest of (y) the trust property having been fully distributed, or (z) three years having elapsed after the creation of the Trust. Barring unusual circumstances, IRS rules limit the duration of a liquidating trust to three years. We believe that such a three-year period will be sufficient for the Trust to either settle the Infringement Claims or dispose of them. We have also submitted a request to the IRS that, if ruled upon favorably, would enable the Trust to continue for an additional two years if circumstances warrant. Although we currently believe that three years should be adequate for the Trust to either settle or dispose of the Infringement Claims and distribute any proceeds to the beneficiaries of the Trust, delaying tactics are common defense strategies in intellectual property litigation. OPTi believes that the ability to extend the duration of the Trust beyond three years can be useful to discourage potential defendants from seeking to avoid the Infringement Claims by delaying resolution until the Trust terminates.


The Trustees; Trustee Compensation


   The Plan authorizes our Board of Directors to appoint one or more individuals or entities to act as trustee or trustees of the liquidating trust or trusts and to cause OPTi to enter into liquidating trust agreement or agreements with such trustee or trustees on such terms and conditions as may be approved by our Board of Directors. Our Board of Directors has selected three such trustees, Stephen A. Dukker, Kapil K. Nanda and William H. Welling, the three independent members of our Board, on the basis of their experience with OPTi and our industry and their ability to serve the best interests of OPTi's shareholders. Approval of the Plan by the shareholders will also constitute the approval by OPTi's shareholders of any such appointment and any liquidating trust agreement or agreements.

   The Trustees of the Liquidating Trust were chosen for their experience and ability to assist in the principal activity of the Liquidating Trust, which we expect to be to monitor and evaluate the pursuit of the Infringement Claims by outside counsel on behalf of the beneficiaries of the Trust. The Trustees were therefore selected for their experience and expertise in the semiconductor manufacturing industry, including their familiarity with OPTi's business and the businesses of potential targets of the Infringement Claims.



   Stephen A. Dukker has special knowledge of OPTi's technology and patents based on his experience as President of the Company and in the industry in general. Mr. Dukker will be able to apply his technical expertise to assist the outside patent counsel in the pursuit of the Infringement Claims and assess the efficacy of their efforts. He can also help identify others in the industry who have expertise that can be beneficial to the outside counsel in the pursuit of claims.



   Kapil K. Nanda was educated and trained as an engineer and has experience working in semiconductor manufacturing and design, OPTi's principal business, and with the personal computer manufacturers who are among the end users of OPTi products. As a result of that experience, Mr. Nanda has special industry knowledge to help evaluate the effectiveness of the Trust's pursuit of the potential Infringement Claims.



   William H. Welling has experience as the managing partner of an investment firm. This experience allows Mr. Welling to provide financial expertise to the Trust.



   In addition, each of the nominated Trustees has served as an independent director of OPTi over the past several years. Each is therefore familiar with the nature of OPTi's business and the business of other semiconductor manufacturing companies who may be the target of the Infringement Claims.





   Our Board has determined that each Trustee shall receive $3,000 for each meeting of Trustees, which are currently expected to occur at least quarterly, and an additional $2,500 per day of consulting work, if any, performed for the Trust. The individuals named to serve as Trustees are also three of the four members of our Board which unanimously approved this compensation arrangement. The amount of compensation received annually by the Trustees is intended to be comparable to the compensation they receive as independent Directors of OPTi, and is adjusted commensurate with their greater responsibilities as Trustees for management of the Trust. Each of the three Trustees has also been nominated for re-election to our Board at this Annual Meeting.


   For further information regarding the appointed trustees, see "PROPOSAL NUMBER TWO--Election of Directors".

Administration of the Trust


   The Trustees are responsible for overseeing the administration of the Trust and will meet periodically (currently expected to be on a quarterly basis) to review the status and activities of the Trust. Subject to ratification by the Trustees following the establishment of the Trust, it is currently contemplated that the fourth member of our Board, Bernard T. Marren, who is also our President and Chief Executive Officer, will oversee the routine operations of the Trust and provide consulting services in connection with its pursuit of the Infringement Claims and be paid an annual fee of $50,000. Mr. Marren would also receive 5% of any monetary settlement that we recover from a certain semiconductor company, designated by our Board, that we believe may be infringing on our patents and with whom Mr. Marren will negotiate on behalf of OPTi and/or the Trust in lieu of outside patent counsel due to counsel's potential conflict of interest.


   In addition, also subject to ratification by the Trustees, Michael Mazzoni, our Chief Financial Officer, will be paid an annual fee of $10,000 for ongoing work involving the preparation of financial statements by the Trust, work with auditors who may be engaged by the Trust, liaison with the law firms engaged by the Trust and other ministerial matters as necessary to carry out the purpose of the Trust. In addition, the Trustees will also engage other professionals, including but not limited to attorneys, accountants, investment advisors and agents to perform the routine operations of the Trust and they will pay such professionals reasonable compensation and disbursement of expenses out of the cash being transferred to fund the Liquidating Trust.



Effective Date of Dissolution



   On the Effective Date of Dissolution, the following will occur: (i) the Company and the Trustees, on behalf of the beneficial holders of the Liquidating Trust, will execute the Liquidating Trust Agreement; (ii) any property remaining in OPTi will either be distributed in a liquidating distribution to OPTi shareholders or will be transferred to the Liquidating Trust as the first transfer of property into the Liquidating Trust (and will be a deemed liquidating distribution to the OPTi shareholders); (iii) beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders as of the Effective Date of Dissolution; and (iv) all then-outstanding OPTi shares will be canceled. In no event will the Liquidating Trust Agreement be executed nor any property transferred into the Liquidating Trust prior to the Effective Date of Dissolution. In no event will any shares of OPTi be freely transferable on or after the Effective Date of Dissolution. OPTi shareholders should not forward their stock certificates unless receiving instructions to do so. If surrender of stock certificates should be required, all distributions otherwise payable by OPTi or the Liquidating Trust, if any, to shareholders who have not surrendered their stock certificates, may be held in trust for such shareholders, without interest, until the surrender of their certificates (subject to applicable laws relating to abandoned property). If a shareholder's certificate evidencing the common stock has been lost, stolen or destroyed, the shareholder may be required to furnish OPTi with satisfactory evidence of the loss, theft or destruction thereof, together with a surety bond or other indemnity, as a condition to the receipt of any distribution.



Listing and Trading of the OPTi Common Stock and the Beneficial Interests in the Liquidating Trust





   Our Common Stock is currently listed for trading on the Nasdaq National Market. We currently expect that our Common Stock will continue to trade on Nasdaq prior to the Effective Date of Dissolution, as long as we continue to meet their listing requirements. Of the Nasdaq requirements for continued listing, we believe that our ability to meet the following criteria will determine how long our shares continue to trade on the Nasdaq National Market:



    . Our stockholders' equity must equal or exceed $10 million or our net tangible assets must equal or exceed $4 million; and



    .  The minimum daily per share bid price for our stock must equal or exceed
       $1.



   With respect to the net tangible asset requirement, we currently expect to retain the $2 million in cash that we will use to fund the Liquidating Trust until our final liquidating distribution prior to dissolution. We also expect to place approximately $3 million in our Contingency Reserve to provide for our liabilities prior to dissolution. At this time we can give no assurance as to the timing of payments to creditors from our Contingency Reserve. Consequently, at this time we can also give no assurance as to the length of time that our net tangible assets will continue to meet the Nasdaq listing requirement once we commence our liquidating distributions.



   With respect to the minimum bid price requirement, as of November 12, 2001, the closing sale price for our shares was $2.80. We expect that our initial liquidating distribution will take place in January or February 2002 and OPTi shareholders will receive from $2.00 to $2.35 per share in cash and approximately 0.17 shares of Tripath stock per share of OPTi stock. The closing sale price of Tripath stock on November 12, 2001 was $2.09 per share. If we fail to meet Nasdaq's minimum bid price criterion for 30 consecutive business days, Nasdaq will notify us that we are not meeting the requirement. We will then be given a 90 day grace period during which our shares must exceed the minimum bid price for at least ten consecutive trading days for us to avoid being delisted at the end of the grace period.

   Each of the above listing criteria has been the subject of recent Nasdaq rulemaking action. However, OPTi does not currently expect the recent Nasdaq rule changes to affect the length of time that its shares will remain listed.
In May 2001, Nasdaq changed the $4 million minimum net tangible asset requirement to a $10 million minimum stockholders' equity requirement. However, companies such as OPTi that were listed on Nasdaq as of June 29, 2001 may qualify for continued listing under either criteria until the old net tangible asset requirement expires on November 1, 2002. As we currently expect to have completed our liquidation and filed a Certificate of Dissolution in the first half of 2002, we do not believe that the expiration of the net tangible asset requirement will affect the listing of our shares on the Nasdaq National Market.



   In September 2001, Nasdaq temporarily suspended the minimum bid price listing criterion until January 2, 2002. As we currently expect to make an initial liquidating distribution of $2.00 to $2.35 per share in January or February 2002, we do not expect the suspension of the minimum bid price criterion will affect the continued listing of our shares on the Nasdaq National Market.



   If our shares are delisted, trading, if any, in the Common Stock would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." As a consequence of such delisting, an investor would likely find it more difficult to dispose of, or to obtain quotations as to, the price of the common stock. Delisting of the common stock may result in lower prices for the common stock than would otherwise prevail. In any event, we will close our stock transfer books at the close of business on the business day immediately preceding the Effective Date of Dissolution. Thereafter, the shareholders will not be able to transfer their shares and all OPTi shares will be canceled on the Effective Date of Dissolution and all beneficial interests in the Liquidating Trust will be distributed on a pro rata basis to the OPTi shareholders.



   Shareholders who are considering the sale of their stock should be aware that only persons who hold OPTi shares at the time of each liquidating distribution will receive that distribution. In addition, only shareholders who continue to hold their shares until the Effective Date of Dissolution will be entitled to receive pro rata beneficial interests in the Liquidating Trust and any subsequent distributions made from the Liquidating Trust to its beneficiaries. If the shareholders approve the Liquidation Plan, the dates of each liquidating distribution and the Effective Date of Dissolution will be announced by OPTi as they are determined by OPTi's Board of Directors.



   For tax purposes, all shareholders as of the Effective Date of Dissolution will be deemed to have received a liquidating distribution equal to their pro rata share of the value of the assets transferred to the Liquidating Trust. That deemed distribution could result in tax liability for the shareholders whether or not the shareholders have received any actual distributions from the Trust that would provide funds with which to pay such tax. See "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS".



   The beneficial interests in the Liquidating Trust may not be transferred in whole or in part except by will, intestate succession or operation of law or transfers from nominee record holders to beneficial owners, and any attempted transfer shall be of no force and effect as between the Trustees and the interest holder attempting such transfer.


Absence of Appraisal Rights

   Under the California Corporations Code, the shareholders of OPTi are not entitled to appraisal rights for their shares of common stock in connection with the transactions contemplated by the Plan.

Regulatory Approvals

   No United States federal or state regulatory requirements must be complied with or approvals obtained in connection with the dissolution.

                UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS



   The following summary of the material United States federal income tax consequences affecting OPTi and OPTi shareholders that are anticipated to result from the liquidation and dissolution of OPTi is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service ("IRS") rulings, and judicial decisions now in effect, all of which are subject to change at any time (any such changes may be applied retroactively). This discussion does not purport to be a complete analysis of all the potential tax effects of the liquidation and dissolution of OPTi. Moreover, this discussion does not address the tax consequences that may be relevant to particular categories of investors subject to special treatment under certain federal income tax laws (such as dealers in securities, banks, insurance companies, tax-exempt organizations, mutual funds, foreign individuals and entities, persons who acquired OPTi shares as compensation, and persons who hold OPTi shares subject to hedging, straddle, conversion or constructive sale transactions) and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Distributions pursuant to the Plan may occur at various times. No assurance can be given that the tax treatment described herein will remain unchanged at the time of such distributions. The discussion below assumes that the Liquidating Trust will be treated as a grantor trust for federal income tax purposes. However, even if the IRS determines that the Liquidating Trust should be treated for federal income tax purposes as a partnership the rules discussed below will apply unless otherwise indicated.



   For federal income tax purposes, assets held by the Liquidating Trust should be treated as if they had first been distributed by OPTi to our shareholders pro rata to their shareholdings and then contributed by our shareholders to the Liquidating Trust. Accordingly, the summary below occasionally refers to a distribution to our shareholders of the patents held by the Liquidating Trust and a contribution by our shareholders to the Liquidating Trust.


   OPTi has requested that the IRS issue a ruling as to certain of the tax consequences discussed below. If the IRS rules favorably as to some or all of those matters, OPTi and OPTi's shareholders will be entitled to rely on those rulings and can be assured of having the tax treatment described below as to those matters (assuming that OPTi liquidates in accordance with the Plan in all material respects). If the IRS does not rule favorably as to any matter presented in OPTi's ruling request, or if the liquidation is not effected in accordance with the Plan in all material respects, then the following discussion has no binding effect on the courts or the IRS. If any of the anticipated tax consequences described herein proves to be incorrect, the result could be increased taxation at the corporate and/or shareholder level, thus reducing the benefit to the shareholders and OPTi from the liquidation and dissolution.


   THE TAX CONSEQUENCES OF THE LIQUIDATION ARE COMPLEX. ACCORDINGLY, EACH HOLDER OF OPTi SHARES IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES, AS WELL AS ANY ESTATE, GIFT, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES, OF THE LIQUIDATION.


IRS Ruling Request


   OPTi has requested that the IRS issue a ruling regarding the following U.S. federal income tax consequences of OPTi's proposed liquidation and dissolution:
(1) OPTi's actual and deemed distributions to its shareholders will be treated as a series of distributions in complete liquidation of OPTi and will be treated as received by OPTi shareholders in full payment in exchange for their OPTi shares, (2) OPTi shareholders will recognize gain or loss upon their actual and deemed receipt of the liquidating distributions, (3) OPTi will recognize gain or loss on the distribution of its property in complete liquidation as if OPTi had sold that property at its fair market value, (4) OPTi's shareholders will not recognize any gain or loss upon their deemed contribution of property to the Liquidating Trust and (5) the Liquidating Trust will be treated as a liquidating trust.



   OPTi also requested that the IRS rule that the patents and other intellectual property transferred to the Trust could not be valued with any certainty so that with respect to those assets OPTi shareholders would recognize gain only as the Trust received payments. OPTi withdrew that request after the IRS indicated it would rule unfavorably on it. Under published IRS policy, if a taxpayer withdraws a ruling request with respect to a transaction that is completed after the request is withdrawn, the IRS's National Office generally will notify the appropriate IRS official in the IRS's operating division that has examination jurisdiction of the taxpayer's tax return and may also give its views on the issues in the request to that IRS official to consider in any later examination of the tax return.




Federal Income Taxation of OPTi


   After the approval of the Plan and until the dissolution is completed, we will continue to be subject to federal income tax on our taxable income, if any. We will recognize gain or loss on sales of our assets pursuant to the Plan. Upon the distribution of any property, other than cash, to shareholders or to the Liquidating Trust pursuant to the Plan, we will recognize gain or loss as if such property had been sold to the shareholders at its fair market value, unless certain exceptions to the recognition of loss apply. OPTi has engaged Standard & Poor's to place a fair market value on the OPTi Patents and the Infringement Claims. No assurance can be given, however, that the IRS or a court would agree with that determination of the fair market value of those assets.


Federal Income Taxation of OPTi's Shareholders


   If the IRS rules favorably on our request that the actual and deemed distributions by OPTi to our shareholders will be treated as a series of distributions in complete liquidation of OPTi and as received by our shareholders in full payment in exchange for their OPTi shares, then the liquidation of OPTi and the actual and deemed distributions to our shareholders in cancellation of all of OPTi's outstanding stock will constitute a "complete liquidation" of OPTi under the Code. As a result of the liquidation and dissolution of OPTi, for federal income tax purposes an OPTi shareholder will recognize gain or loss equal to the difference between (i) the sum of the amount of cash distributed to him or her and the fair market value (at the time of distribution) of any property distributed to him or her (including the shareholder's proportionate share of the assets transferred to the Liquidating Trust), and (ii) the tax basis for his or her shares of the Common Stock. A shareholder's tax basis in OPTi shares will depend upon various factors, including the shareholder's cost and the amount and nature of any distributions received with respect thereto.



   A shareholder's gain or loss will be computed on a "per share" basis. OPTi expects to make more than one liquidating distribution. Each liquidating distribution must be allocated proportionately to each share of stock owned by a shareholder. The value of each liquidating distribution will be applied against and reduce a shareholder's tax basis in his or her shares of stock. Gain will be recognized as a result of a liquidating distribution to the extent that the aggregate value of the distribution and prior liquidating distributions received by a shareholder with respect to a share exceeds the shareholder's tax basis for that share. Any loss will generally be recognized only when the final distribution from OPTi has been received and then only if the aggregate value of all liquidating distributions with respect to a share is less than the shareholder's tax basis for that share.



Gain or loss recognized by a shareholder will be capital gain or loss provided the shares are held as capital assets; whether such capital gain or loss is short- or long-term capital gain or loss will depend upon a shareholder's holding period for the shares. Gain resulting from the receipt of cash or assets from a corporation pursuant to a plan of dissolution is, therefore, usually capital gain rather than ordinary income. If it were determined that distributions made pursuant to the Plan were not liquidating distributions, the result could be treatment of distributions as dividends taxable at ordinary income rates (which are currently higher than capital gain rates).







   Upon any distribution of property, the shareholder's tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. The gain or loss realized upon the shareholder's future sale of that property will be measured by the difference between the shareholder's tax basis in the property at the time of such sale and the proceeds of such sale.


   After the close of our taxable year, we will provide shareholders and the IRS with a statement of the amount of cash distributed to the shareholders and our best estimate as to the value of any property distributed to them during that year. There is no assurance that the IRS will not challenge such valuation. As a result of such a challenge, the amount of gain or loss recognized by shareholders might be changed. Distributions of property other than cash to shareholders could result in tax liability to any given shareholder exceeding the amount of cash received, requiring the shareholder to meet the tax obligations from other sources or by selling all or a portion of the assets received.



   It is possible that we will have liabilities not fully covered by our Contingency Reserve for which the shareholders will be liable up to the extent of any liquidating distributions they have received. See "PRINCIPAL PROVISIONS OF THE LIQUIDATION PLAN AND DISSOLUTION: Contingent Liabilities; Contingency Reserve." Such a liability could require a shareholder to satisfy a portion of such liability out of prior liquidating distributions to shareholders directly or to the Liquidating Trust on their behalf. Payments by shareholders or the Liquidating Trust in satisfaction of such liabilities would commonly produce a capital loss, the deductibility of which is limited. Moreover, the capital losses of individual shareholders could not be carried back to prior years to offset capital gains realized from liquidating distributions in those years.



Material Federal Income Tax Consequences Arising from Liquidating Trusts



   The Liquidating Trust is structured so that with respect to property and liabilities transferred to the Liquidating Trust, shareholders will be treated for federal income tax purposes as having actually received their pro rata share of said property, reduced by the amount of known liabilities assumed by the Liquidating Trust, and then transferring those assets (subject to those liabilities) to the Liquidating Trust. Assuming such treatment is achieved, a transfer of assets to the Liquidating Trust will cause the shareholder to be treated in the same manner for federal income tax purposes as if the shareholder had received a distribution directly from OPTi. The Liquidating Trust should not be subject to federal income tax, assuming that it is treated as a liquidating trust for federal income tax purposes. Unless the IRS favorably rules on the status of the Liquidating Trust, however, there can be no assurance that the Liquidating Trust will be treated as a liquidating trust for federal income tax purposes. The IRS has informally indicated that it might be more appropriate for the Liquidating Trust to be treated as a partnership for federal income tax purposes and that due to the nontransferability of the Beneficiaries' interests the partnership would not be treated as a publicly traded partnership taxable as a corporation. In the case of partnership treatment, the Liquidating Trust itself would still not be subject to tax and OPTi would still have been liquidated.





   Shareholders as Beneficiaries of the Liquidating Trust will be taxable each year on their proportionate shares of the income, gain, loss, and deductions of the Liquidating Trust for such year, whether or not distributed. The taxable income of the Liquidating Trust will include any gain or loss recognized by it on disposition of an asset in the Liquidating Trust, which gain or loss will be measured by the difference between the fair market value of the asset when it is transferred to the Liquidating Trust and the amount realized by the Liquidating Trust when it disposes of the asset. Such income will have the same character (e.g., capital gain or ordinary income) as in the hands of the Liquidating Trust. If the Liquidating Trust is treated as a partnership for federal income tax purposes, then shareholders may have additional gain or loss upon the dissolution of the Liquidating Trust. An individual shareholder who itemizes deductions would be entitled to deduct his or her pro rata share of fees and expenses of the Liquidating Trust only to the extent that such amount, together with the shareholder's other miscellaneous deductions, exceeded 2% of adjusted gross income. Shareholders should be aware that they may be subject to tax, whether or not they have received any actual distributions from the Liquidating Trust with which to pay such tax.





Taxation of Exempt and Non-United States Shareholders



   Our shareholders would be treated as directly engaging in the operations of the Liquidating Trust. Shareholders that are tax-exempt entities may realize "unrelated business taxable income" with respect to the Liquidating Trust's activities and foreign investors may be considered to receive income that is "effectively connected" with a U.S. trade or business. A full discussion of the consequences to tax-exempt and foreign shareholders of owning an interest in the Liquidating Trust is beyond the scope of this discussion and any such shareholder should consult the shareholder's own tax advisors.

State and Local Tax


   We may be subject to liability for state or local taxes with respect to the sale of our assets. Shareholders may also be subject to state or local taxes, including with respect to liquidating distributions received by them or transferred to the Liquidating Trust on their behalf, and with respect to any income derived by the Liquidating Trust. A shareholder may be subject to tax in each state in which the Liquidating Trust owns property or in which a licensee of property owned by the Liquidating Trust does business, even if the shareholder does not reside in that state. Shareholders should consult their tax advisors with respect to the state and local tax consequences of the Plan.



   THE FOREGOING SUMMARY OF UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS INCLUDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY SHAREHOLDER. THE TAX CONSEQUENCES OF THE PLAN MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF THE SHAREHOLDER. OPTi RECOMMENDS THAT EACH SHAREHOLDER CONSULT HIS OR HER OWN TAX ADVISORS REGARDING THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN AS WELL AS THE STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

                      LIQUIDATION ANALYSIS AND ESTIMATES


   If our shareholders approve the Liquidation Plan, our Board of Directors will determine, in their sole discretion and in accordance with applicable laws, the timing of, the amount, the kind of and the dates for all distributions made to shareholders. Although our Board of Directors has not established a firm timetable for distributions to shareholders, after approval of the Liquidation Plan, our Board will, subject to exigencies inherent in winding up our business, make such distributions as promptly as practicable. We currently anticipate that our Board will set a date for the first distribution of liquidation proceeds in January or February 2002 with most of the remaining liquidation proceeds distributed over a period of one to four months. In the absence of known claims or liabilities or possible claims or liabilities which we view as likely, we anticipate distributing our available cash at the time of distribution, less a reasonable reserve for claims, liabilities and similar contingencies, the Contingency Reserve, and less the cash reserved for the Liquidating Trust.



   Because of the uncertainties as to the precise net realizable value of our assets and the ultimate amount of our liabilities, it is impossible to predict with certainty the aggregate net values which will ultimately be distributed to shareholders or the exact timing of distributions. Based upon information presently available to us and assuming no unanticipated claims or other material adverse events, we believe our shareholders are likely to receive from $2.00 to $2.35 per share from the initial distribution of net available assets. Additional distributions could occur during the next one to four months. We are unable to estimate the amounts of those distributions at this time. Our estimate of our initial liquidating distribution is based on adjusting the available cash and marketable securities as of September 30, 2001, as follows:



  . Projected increases in available cash and marketable securities due to the receipt of monies from (i) estimated proceeds from the sale of assets;
     (ii) estimated cash based revenues and interest income from September 30, 2001 to the date of the distribution; (iii) the exercise of outstanding vested "in the money" options by employees and officers; and (iv) the estimated net realizable value of our non-cash assets.



  . Projected decreases in available cash due to payment or reservation of monies for (i) estimated expenses relating to operations from September 30, 2001 to the date of the distribution; (ii) accounts payable and accrued liabilities as of September 30, 2001; (iii) estimated amounts due employees or officers under retention and severance arrangements; (iv) costs and expenses associated with completion of the sale of our assets, including necessary legal and professional service costs; (v) estimates of costs related to discontinuing long-term lease arrangements; and (vi) estimates of costs for securing continuing director and officer liability insurance.



  . The establishment of an appropriate Contingency Reserve to ensure all future liabilities of OPTi may be met.


  . The establishment of a Liquidating Trust with adequate funds to operate the Trust.


   In addition to the estimated amount of the initial liquidating distribution, we also expect to distribute the Tripath stock in conjunction with the initial distribution. We will distribute the 1,914,155 shares of Tripath in kind to our shareholders on a pro rata basis. As of November 12, 2001, the closing sale price for Tripath stock was $2.09 per share. Over the previous twelve months, the price of Tripath common stock has ranged from $0.51 to $28.25 per share. As of October 19, 2001, Tripath reported that 27,210,658 shares of its common stock were outstanding. The distribution of Tripath shares will be treated as a distribution in liquidation to OPTi shareholders as further described in "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."



   OPTi shareholders who are entitled to receive fractional shares of Tripath common stock will receive a cash payment for the value of the fractional shares of Tripath stock. OPTi will aggregate the number of fractional shares and sell that aggregate amount into the public market in order to raise the funds necessary. OPTi will therefore incur some additional expenses due to the added administrative cost and sales commissions involved in the sale of such Tripath shares and the costs of administering the cash payments but the source of the cash payments will be the Tripath shares themselves. Therefore OPTi does not expect the settlement of the fractional shares will have a material effect on the size of the initial and subsequent liquidating distributions to OPTi shareholders.

Analysis of Funds Available for Liquidating Distributions



   As of November 7, 2001, our analysis of the funds and other assets available for liquidating distributions directly to our shareholders or for transfer to the Liquidating Trust on their behalf was based on the following unaudited estimates:



                                                                    Balance    Value to
Assets                                                               Sheet   Shareholders
------                                                              -------  ------------
                                                                    (Amounts in Millions)
                                                                    ---------------------
Cash and cash equivalents(1)....................................... $22.43      $22.43
Marketable securities(1)(2)........................................   9.92        9.92
Accounts receivable................................................   0.74        0.74
Inventories........................................................   0.14        0.14
Other current assets...............................................   0.58        0.58
Property, Plant & Equip.(3)........................................   0.06        0.02
Other assets(4)....................................................   0.27        0.27
                                                                    ------      ------
Total Assets(5).................................................... $34.14      $34.10
                                                                    ======      ======

--------

(1) Accounts for transfer of $10.5 million from marketable securities to cash equivalent account expected to be completed on or about November 16, 2001.


(2) Consists of market value of Tripath shares and holdings in U.S. Government Bonds fund.


(3) Value to shareholders is decreased due to certain facilities improvements that OPTi believes will have no liquidation value.


(4) Available to shareholders upon sublease of OPTi building.


(5)As of November 7, 2001, the OPTi patents did not carry a book value in accordance with generally accepted accounting principals. OPTi has engaged Standard & Poor's to prepare an appraisal of the fair market value on the OPTi patents and the Infringement Claims at the time those properties are transferred to the Liquidating Trust.



                                                                    Balance    Value to
Liabilities                                                          Sheet   Shareholders
-----------                                                         -------  ------------
                                                                    (Amounts in Millions)
                                                                    ---------------------
Accounts payable................................................... $ 0.50      $ 0.50
Other current liabilities(5).......................................   0.55        0.55
Contingent liabilities(6)..........................................     --        1.24
                                                                    ------      ------
Total Liabilities.................................................. $ 1.05      $ 2.29
                                                                    ======      ======
Net Value to Shareholders.......................................... $33.09      $31.81
                                                                    ======      ======

--------

(5) Includes accrued legal and other professional services fees, accrued rent, vacation and severance.


(6) Accounts for potential lease obligations, severance payments and other contingent and provision for assertion of currently unknown liabilities.



   Of the net value to shareholders, OPTi expects to distribute approximately $23.36 million in its initial liquidating distribution of cash to OPTi shareholders plus approximately $3.88 million in the value of the Tripath shares, as of November 7, to be distributed in kind. OPTi has reserved $3.0 million for its Contingency Reserve and $2.0 million for transfer to the Liquidating Trust on the Effective Date of Dissolution to fund the Trust's activities. OPTi currently expects to operate on a cash-neutral basis through the Effective Date of Dissolution, provided that the Effective Date of Dissolution occurs in the first half of 2002 as currently planned.



   In addition, OPTi plans to transfer to the Liquidating Trust the OPTi Patents, the Infringement Claims, related intellectual property and any other property that has not been liquidated and distributed by OPTi immediately prior to or on the Effective Date of Dissolution. OPTi shareholders on the date of such transfer will be deemed to have received a liquidating distribution of assets on that date. No assurance can be given, however, that the IRS or a court would agree with that determination of fair value of those assets. See "UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS."


   We will update this information as promptly as practicable as additional information becomes available to us.


   THE METHODS USED BY OUR BOARD OF DIRECTORS AND MANAGEMENT IN ESTIMATING THE VALUES OF OPTi'S ASSETS ARE INEXACT AND MAY NOT APPROXIMATE AMOUNTS ACTUALLY REALIZED. OUR BOARD OF DIRECTORS' ASSESSMENT ASSUMES THAT THE ESTIMATES OF OPTi'S LIABILITIES AND OPERATING COSTS ARE ACCURATE, BUT THOSE ESTIMATES ARE SUBJECT TO NUMEROUS UNCERTAINTIES BEYOND OPTi's CONTROL AND ALSO DO NOT REFLECT ANY UNANTICIPATED CONTINGENT LIABILITIES THAT MAY MATERIALIZE. FOR ALL THESE REASONS, THERE CAN BE NO ASSURANCE THAT THE ACTUAL NET PROCEEDS DISTRIBUTED TO SHAREHOLDERS IN DISSOLUTION MAY NOT BE SIGNIFICANTLY LESS THAN THE ESTIMATED AMOUNT SHOWN. MOREOVER, NO ASSURANCE CAN BE GIVEN THAT ANY AMOUNTS TO BE RECEIVED BY OPTi's SHAREHOLDERS IN DISSOLUTION WILL EQUAL OR EXCEED THE PRICE OR PRICES AT WHICH THE COMMON STOCK HAS RECENTLY TRADED OR MAY TRADE IN THE FUTURE.


                    VOTE REQUIRED AND BOARD RECOMMENDATION


   The approval of the Liquidation Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of the Annual Meeting Record Date. Members of our Board of Directors and the executive officers of OPTi who hold (or are deemed to hold) an aggregate of 251,165 shares of common stock (approximately 2.16% of the outstanding shares of common stock as of October 31, 2001) have indicated that they will vote in favor of the proposal.


   OUR BOARD BELIEVES THAT THE LIQUIDATION PLAN IS IN THE BEST INTERESTS OF OPTi's SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL. IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THIS PROPOSAL UNLESS OTHERWISE SPECIFIED IN SUCH PROXY.

                               PROPOSAL NUMBER 2

                             ELECTION OF DIRECTORS

Directors and Nominees for Directors


   A board of four directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's four nominees named below, all of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the earliest of
(i) our next Annual Meeting of Shareholders; (ii) a successor has been duly elected and qualified; or (iii) we complete the dissolution of OPTi as described in Proposal No. 1 above.


            OUR BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
                   VOTE "FOR" THE ELECTION OF ALL NOMINEES.

            BOARD OF DIRECTORS AND NOMINEE BIOGRAPHICAL INFORMATION

   The names of the nominees, each of whom is currently a director of the Company, and certain information about them is set forth below, including information furnished by them as to their principal occupations for the last five (5) years and their ages as of the Annual Meeting Record Date.


Name of Nominee          Age Position with the Company                                    Since
---------------          --- -------------------------                                    -----
Bernard T. Marren....... 64  President, Chief Executive Officer and Chairman of the Board 1996
Stephen A. Dukker(1).... 47  Director                                                     1993
Kapil K. Nanda(1)(2).... 54  Director                                                     1996
William H. Welling(1)(2) 67  Director                                                     1998

--------
(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.

   Bernard T. Marren has served as President and Chief Executive Officer of the Company since May 1998. Mr. Marren was elected as a director in May 1996. Mr. Marren founded Western Microtechnology Inc., a distributor of electronic systems and semiconductor devices. He served as its President from 1977 to 1994. He also founded and was the first President of SIA (the Semiconductor Industry Association). Mr. Marren is also a director of three private companies.

   Stephen A. Dukker was elected as a director of the Company in January 1993. He served as President and Chief Executive Officer of eMachines from 1998 to April 2001. He was a Senior Vice President of Merchandising at Computer City from October 1997 to August 1998. He served as President of OPTi Inc. from January of 1996 to October 1997. From May 1994 to mid 1995, Mr. Dukker served as President of VideoLogic, Inc., a supplier of video and graphics add-on boards. From June 1991 through October 1993, he served as a Senior Vice President of CompUSA, Inc., a chain of discount computer superstores. During that time he was also a member of the Executive Committee of CompUSA and President of its Compudyne Computer manufacturing and mail order subsidiaries. Prior to joining CompUSA, Mr. Dukker was President of PC Brand, Inc., a manufacturer and mail order distributor of PC products from January 1988 to May 1991.

   William H. Welling was elected as a director in August 1998. He is currently Chairman and CEO of @Comm Corporation, a telecommunications software company. Since 1983 he has been Managing Partner of Venture Growth Associates, an investment firm. Mr. Welling also serves as a director on the boards of several private companies.


   Kapil K. Nanda was elected as a director in May 1996. Mr. Nanda is currently President of InfoGain Corporation, a software and development consulting company, which he founded in 1990. Prior to 1990, Mr. Nanda held various positions at Altos Computer Systems, a personal computer manufacturing company, from 1981 to 1989. He served as Vice President of Engineering from 1984 to 1989. From 1974 to 1981, Mr. Nanda was employed at Intel Corporation, serving as Manager, Software Engineering from 1976 to 1981. Mr. Nanda holds a B.S. in Engineering from the University of Punjab, India, an M.S. in Engineering from the University of Kansas, and an M.B.A. from the University of Southern California.

Vote Required

   The four (4) nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law.

               MEETINGS AND COMMITTEES OF OUR BOARD OF DIRECTORS

Board Meetings and Committees

   During the Last Fiscal Year, the Board of Directors held a total of eight
(8) meetings. No incumbent director attended less than 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which he served, if any, during his tenure as a director.

   The Audit Committee was established to review, in consultation with the independent auditors, the Company's financial statements, accounting and other policies, accounting systems and system of internal controls. The Audit Committee also recommends the engagement of the Company's independent auditors and reviews other matters relating to the relationship of the Company with its auditors. The Audit Committee met four (4) time during the Last Fiscal Year.

   The Compensation Committee was established to review and act on matters relating to compensation levels and benefit plans for key executives of the Company, among other things. The Compensation Committee met two (2) time during the Last Fiscal Year.

   The Board of Directors currently has no nominating committee or other committee performing a similar function.

                             DIRECTOR COMPENSATION

   Non-employee members of the Board of Directors are currently compensated at the rate of $1,000 per Board meeting attended, plus out-of-pocket expenses for attending such meetings. In addition, non-employee directors are eligible to participate in the Company's 1993 Director Stock Option Plan.

                               PROPOSAL NUMBER 3

            RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2001. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

   If the OPTi shareholders approve the Liquidation Plan set forth in Proposal No. 1 of this Proxy Statement, the Board of Directors may determine that audited financial statements are not required for fiscal year 2001. However, OPTi will still require the services of independent accountants to conduct yearly audits and other such matters for so long as OPTi is obligated to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended.

   Ernst & Young LLP has audited the Company's financial statements for each fiscal year since the Company's inception. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

   The affirmative vote of a majority of the Votes Cast will be required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

   OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS OF OPTi FOR THE YEAR ENDING DECEMBER 31, 2001.

                               OTHER INFORMATION

Executive Officers

   The following persons are executive officers of the Company as of the Annual Meeting Record Date:

Name                 Age                           Position
----                 ---                           --------
Bernard T. Marren... 64  President, Chief Executive Officer and Chairman of the Board
Michael Mazzoni..... 38  Chief Financial Officer

   Bernard T. Marren's biography is set forth above. See "PROPOSAL NUMBER TWO--Election of Directors".

   Michael Mazzoni has served as Chief Financial Officer since December 2000. Mr. Mazzoni also served with the Company from October 1993 to January 2000. The last two years prior to his departure Mr. Mazzoni served as our Chief Financial Officer. Prior to re-joining the Company, Mr. Mazzoni was Chief Financial Officer of Xpeed, Inc., a startup in the Digital Subscriber Line CPE business, from January 2000 to November 2000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC") and with Nasdaq. Such officers, directors and 10% shareholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

   Based solely on its review of copies of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) and Forms 5 and amendments thereto furnished to the Company with respect to the Last Fiscal Year, and any written representations referred to in Item 405(b)(2)(i) of Regulation S-K stating that no Forms 5 were required, the Company believes that, during the last Fiscal Year, all Section 16(a) filing requirements applicable to the Company's officers, directors and 10% shareholders were complied with, except for two Form 4's relating to sales of stock not reported by Michael Mazzoni.

Security Ownership of Certain Beneficial Owners and Management


   Except as otherwise indicated, the following nominee table sets forth the beneficial ownership of Common Stock of the Company as of October 31, 2001 by:
(i) each present director of the Company; (ii) each of the officers named in the table under the heading "EXECUTIVE COMPENSATION--Summary Compensation Table;" (iii) all current directors and executive officers as a group; and (iv) each person known to the Company who beneficially owns 5% or more of the outstanding shares of its Common Stock. The number and percentage of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty (60) days of October 31, 2001 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole voting and investment power with respect to the shares, shown as beneficially owned. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 11,633,903 shares of the Company's Common Stock were issued and outstanding as of October 31, 2001.



                                                                        Shares Beneficially
                                                                               Owned
                                                                        ------------------
Name                                                                      Number    Percent
----                                                                    ---------   -------
Bernard T. Marren(1)...................................................   127,333     1.09%
Michael Mazzoni........................................................        --        *
Donald Farina(2).......................................................        --        *
Stephen A. Dukker(3)...................................................    89,166        *
Kapil K. Nanda(4)......................................................    21,333        *
William H. Welling(5)..................................................    13,333        *
Caxton International Ltd.(6)........................................... 1,059,300     9.11%
  315 Enterprise Drive
  Plainsboro, NJ 08536
Dimensional Fund Advisors Inc.(7)......................................   800,600     6.88%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
MG Capital Management LLC(8)........................................... 1,456,370    12.52%
  1725 Kearny Street, No. 1
  San Francisco, CA 94133
All Directors and Executive Officers as a group (6 persons)(9).........   251,165     2.16%

--------
  * Represents less than one percent.

(1) Includes 117,333 shares subject to stock option exercisable as of October 31, 2001 or within sixty (60) days thereafter.




(2) Mr. Farina's employment with the Company terminated on July 20, 2001.


(3) Includes 0 shares subject to stock option exercisable as of October 31, 2001 or within sixty (60) days thereafter.


(4) Includes 17,333 shares subject to stock option exercisable as of October 31, 2001 or within sixty (60) days thereafter.


(5) Includes 0 shares subject to stock option exercisable as of October 31, 2001 or within sixty (60) days thereafter.


(6) Information on holdings of Caxton International Ltd. is taken from a
    Schedule 13D/A filed on February 26, 2001. Caxton Associates, L.L.C. is the trading adviser to Caxton International. Bruce S. Kavner is Chairman of Caxton Associates.






(7) Information on holdings of Dimensional Fund Advisors is taken from a
    Schedule 13G filed on February 2, 2001. The shares listed are owned by advisory clients of Dimensional Fund Advisors. Dimensional Fund Advisors disclaims beneficial ownership of the shares listed. Michael T. Scardina is Vice President and Chief Financial Officer of Dimensional Fund.

(8) Information on the holdings of MG Capital Management is taken from a Form 4 filed on November 7, 2001. Of the shares listed, 1,420,300 are owned by MGCM Partners, L.P., of which MG Capital Management LLC is the general partner and investment advisor. Marco L. Petroni is the controlling person of MG Capital. MG Capital and Mr. Petroni disclaim beneficial ownership of these shares. The remaining 36,070 shares are owned by Mr. Petroni.


(9) Includes shares pursuant to notes (1), (2), (3), (4) and (5).

Summary Compensation Table


   The following table sets forth certain information with respect to the compensation paid by the Company for services rendered during fiscal years 2000, 1999 and 1998 to Bernard T. Marren, Michael Mazzoni and Donald Farina (the "Named Officers"). The table lists the principal position held by each Named Officer in the Last Fiscal Year.




                                                                     Long-Term
                                               Annual Compensation  Compensation
                                               --------------------    Awards     All Other
Name                                      Year Salary ($) Bonus ($) Options (#)  Compensation
----                                      ---- ---------- --------- ------------ ------------
Bernard T. Marren........................ 2000  $255,000  $100,000         --       $5,250(1)
  President and Chief Executive Officer   1999   251,250   420,000         --           --
                                          1998   150,923        --         --           --

Michael Mazzoni(2)(3).................... 2000    43,650    75,000         --           --
  Chief Financial Officer                 1999   145,763    69,525         --           --
                                          1998   136,475    50,000     45,000           --

Donald Farina(4)......................... 2000    88,654        --     25,000        3,500(1)
  Vice President, Intellectual Property   1999        --        --         --           --
                                          1998        --        --         --           --

--------
(1) These amounts are related to the 50% company match on 401K contributions.
(2) Mr. Mazzoni resigned from the Company in January 2000.
(3) Mr. Mazzoni was rehired in December 2000.
(4) Mr. Farina's employment with the Company terminated on July 20, 2001.

Option Grants in Last Fiscal Year

   The following table provides information with respect to options granted in the Last Fiscal Year to the Named Officers.






                                                Individual Grants
                              -----------------------------------------------------
                                                                                     Potential Realizable
                                                                                       Value at Assumed
                                Shares of      Percent of                           Annual Rates of Stock
                               Common Stock  Total Options                          Price Appreciation for
                                Underlying     Granted to                               Option Term(3)
                                 Options      Employees in    Exercise   Expiration ----------------------
Name                          Granted (#)(1) Fiscal Year(2) Price ($/Sh)    Date        5%         10%
----                          -------------- -------------- ------------ ----------  -------    --------
Bernard T. Marren............         --            --            --           --        --          --
Michael Mazzoni..............         --            --            --           --        --          --
Donald Farina(4).............     25,000          13.9%        $3.75      4/16/10   $58,959    $149,413

--------
(1) All options to Named Officers are granted under the Company's 1993 Stock Option Plan at an exercise price equal to the fair market value on the date of the grant. These stock options vest and become exercisable monthly as to 1/8 of the shares beginning six (6) months following the vesting commencement date and as to 1/48 of the shares on the first day of each month thereafter. Under the terms of the Option Plan, the plan administrator retains the discretion, subject to certain limitations within the plan, to modify, extend, renew or accelerate the vesting of options and to reprice outstanding options. In particular, subject to Board approval, the plan administrator may reduce the exercise price of an option to the current fair market price of the underlying stock if the price of such stock has declined since the date on which the option was granted.
(2) Based on 180,000 options granted to employees during the Last Fiscal Year under the 1993 and 1995 Stock Option Plan(s).
(3) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.
(4) Mr. Farina's employment with the Company terminated on July 20, 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option
Values

   The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Officers and the value of such officer's unexercised options at December 31, 2000.


                                                   Total Number of      Total Value of Unexercised
                                               Unexercised Options at    In-the-Money Options at
                              Shares             Fiscal Year End (#)      Fiscal Year End ($)(1)
                               Acq.   Value   ------------------------- --------------------------
Name                          Exer.  Realized Exercisable Unexercisable Exercisable  Unexercisable
----                          ------ -------- ----------- ------------- -----------  -------------
Bernard T. Marren............     --      --    100,000          --       $24,500           --
Michael Mazzoni.............. 20,000 $32,375         --          --            --           --
Donald Farina(2).............     --      --     16,667       8,333       $18,750       $9,375

--------
(1) Market value of the underlying securities based on the closing price of the Company's Common Stock on December 31, 2000 on the Nasdaq National Market, minus the exercise price.
(2) Mr. Farina's employment with the Company terminated on July 20, 2001.

Compensation Committee Interlocks and Insider Participation

   None.

Certain Transactions

   The Company's policy is that it will not make loans to, or enter into other transactions with, directors, officers or affiliates unless such loans or transactions are (i) approved by a majority of the Company's independent disinterested directors, (ii) may reasonably be expected to benefit the Company, and (iii) will be on terms no less favorable to the Company than could be obtained in arm's length transactions with unaffiliated third parties.

   The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by California law.

                       REPORT OF COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company as well as the compensation plans and specific compensation levels for executive officers. It also administers the Company's employee stock benefit plans and the 1993 Bonus Plan (the "Bonus Plan"). The Compensation Committee is currently composed of independent, non-employee directors who have no interlocking relationships as defined by the Securities and Exchange Commission.

   The Compensation Committee believes that the compensation of the executive officers, including that of the Chief Executive Officer (collectively, the "Executive Officers") should be influenced to a very significant extent by the Company's financial performance. The Committee establishes the salaries of all of the Executive Officers by considering various factors, including the following: (i) the Company's financial performance for the past year, (ii) the opportunity of the Executive to participate in the Company's success through equity ownership and stock options, (iii) the salaries of executive officers in similar positions of comparably-sized companies, and (iv) the critical importance of cost control in the Company's business in light of ongoing competition. In addition to salary, the cash portion of the Company's executive compensation packages includes discretionary bonuses which are paid quarterly based on the Company's operating results. The Committee believes that the Company's executive Officer salaries and cash compensation are currently less than or comparable to the compensation paid to executives at similarly-sized businesses in the industry.

   The Company's Bonus Plan provides that the maximum aggregate bonuses to be paid to any individual Executive Officer in the year will in no event exceed two (2) times the base salary of such Executive Officer. In addition, the aggregate quarterly bonuses which may be paid to all Executive Officers will not exceed 5% of the Company's pre-tax, pre-bonus income for the quarter.

   Acting with the advice of the Committee, the Board of Directors periodically grants options to Executive Officers. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to the Company's stock price, the Committee believes that options motivate Executive Officers to manage the Company in a manner which will also benefit shareholders. Options are granted at the current market price on the date of grant.

   The compensation package for the Company's Chief Executive Officer, Bernard
T. Marren, includes three elements: (i) base salary, (ii) performance bonus and
(iii) stock options. The base salary was determined through a comparison of base salaries paid with respect to chief executive officers of other publicly-traded semiconductor companies located in Northern California. The performance bonus element has been established to provide variable bonus compensation to the CEO based on the Company's actual operating results during fiscal 1996 and thereafter, including both sales and net income measurements. The stock option award is intended to provide long-term compensation to the CEO based on the stock performance of the Company. The options vest over a four (4) year period. In general, the Committee believes that the compensation package of the CEO is closely tied to the financial performance of the Company and has a high degree of variability based on such performance.

                                          COMPENSATION COMMITTEE OF THE BOARD
                                            OF DIRECTORS


                                          Kapil K. Nanda


                                          William H. Welling

                            AUDIT COMMITTEE REPORT

   Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to monitor the integrity of the financial statements of the company, oversee the independence of the company's independent auditor, and recommend to the Board the selection of the independent auditor responsible for making recommendations to the Board regarding the selection of independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

   Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee has the responsibility to monitor and oversee these processes.

   In this context and in connection with the audited financial statements contained in the Company's Annual Report on Form 10-K, the Audit Committee:

   . reviewed and discussed the audited financial statements with the Company's management;

   . discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

   . reviewed the written disclosures and the letter from Ernst & Young LLP, required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the nonaudit service performed by Ernst & Young LLP are compatible with maintaining their independence;

   . based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's 2000 Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission; and

   . instructed the independent auditor that the Committee expects to be advised if there are any subjects that require special attention.

                                          AUDIT COMMITTEE


                                          Stephen A. Dukker


                                          Kapil K. Nanda


                                          William H. Welling

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

   Ernst & Young LLP has been the independent accounting firm that audits the financial statements of the Company since its inception. In accordance with standing policy, Ernst & Young LLP periodically changes the personnel who work on the audit.

   Audit Fees. For professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2000, Ernst & Young LLP billed the Company fees in the aggregate amount of $140,000.

   Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial systems design and implementation during the fiscal year ended December 31, 2000 and thus the Company did not pay any fees to Ernst & Young for such services.

   All Other Fees. For professional services other than those described above rendered by Ernst & Young LLP to the Company for the fiscal year ended December 31, 2000, Ernst & Young LLP billed the Company fees in the aggregate amount of $25,831. All other fees include tax planning and the preparation of tax returns of the Company.

   The Audit Committee reviews summaries of the services provided by Ernst & Young LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

                               PERFORMANCE GRAPH

   The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, from the effective date of the initial public offering of the Company's common stock (December 31, 1993) through the Last Fiscal Year end (December 31, 2000) for OPTi Inc., the CRSP Index for Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the CRSP Index for Nasdaq Electronic Components Stocks (the "Nasdaq Electronic Components Index"). The graph assumes that $100 was invested in the Company's common stock on December 31, 1993 at the initial public offering price and in the Nasdaq Index and the Nasdaq Electronic Components Index on December 31, 1993. Note that historic stock price performance is not necessarily indicative of future stock price performance.

               Comparison of Five-Year Cumulative Total Returns
                             Performance Graph for
                                   OPTi Inc.





                                     [CHART]


                                                          Nasdaq
                                          Nasdaq        Electronic
                            OPTi          Stock         Components
              Date          Inc.          Market          Stock
           ----------     --------       --------        --------
           12/29/1995     $100.000       $100.000        $100.000
           01/31/1996      116.923        100.500          99.956
           02/29/1996      101.538        104.333         104.301
           03/29/1996       70.769        104.682          99.383
           04/30/1996       73.846        113.350         116.417
           05/31/1996       89.231        118.551         123.633
           06/28/1996       63.077        113.210         113.565
           07/31/1996       58.462        103.140         110.040
           08/30/1996       63.077        108.926         118.026
           09/30/1996       72.308        117.248         137.712
           10/31/1996       58.462        115.944         147.930
           11/29/1996       63.846        123.132         171.604
           12/31/1996       63.077        123.028         173.197
           01/31/1997       64.615        131.757         206.162
           02/28/1997       67.692        124.466         182.304
           03/31/1997       70.769        116.347         174.534
           04/30/1997       60.000        119.974         189.152
           05/30/1997       65.385        133.561         195.466
           06/30/1997       55.385        137.668         186.589
           07/31/1997       70.769        152.173         234.206
           08/29/1997       87.692        151.946         239.780
           09/30/1997       91.538        160.951         242.205
           10/31/1997       78.462        152.565         202.604
           11/28/1997       76.923        153.371         201.660
           12/31/1997       83.846        150.680         181.572
           01/30/1998       76.154        155.457         202.121
           02/27/1998       87.692        170.064         224.797
           03/31/1998       88.462        176.352         199.793
           04/30/1998       84.615        179.334         210.118
           05/29/1998       79.231        169.371         183.078
           06/30/1998       83.077        181.200         184.792
           07/31/1998       77.692        179.077         200.219
           08/31/1998       53.077        143.574         164.560
           09/30/1998       60.000        163.492         192.827
           10/30/1998       46.923        170.674         209.092
           11/30/1998       49.231        188.023         249.965
           12/31/1998       56.923        212.450         280.493
           01/29/1999       53.077        243.285         325.832
           02/26/1999       58.462        221.499         279.577
           03/31/1999       70.000        238.255         288.264
           04/30/1999       72.308        245.929         304.867
           05/28/1999       76.923        239.116         284.437
           06/30/1999       74.808        260.630         328.363
           07/30/1999       85.769        255.931         362.112
           08/31/1999       81.538        266.752         417.655
           09/30/1999       86.923        267.118         391.890
           10/29/1999       81.539        288.528         428.251
           11/30/1999       91.539        323.626         457.936
           12/31/1999      141.469        394.809         521.636
           01/31/2000      126.490        380.221         605.040
           02/29/2000      133.147        452.501         796.045
           03/31/2000      139.804        443.188         835.857
           04/28/2000      126.490        372.766         773.117
           05/31/2000      108.182        327.798         706.438
           06/30/2000      136.476        385.355         818.830
           07/31/2000      124.825        364.468         806.767
           08/31/2000      103.189        407.555         915.260
           09/29/2000      146.462        354.601         689.223
           10/31/2000      159.776        325.516         650.640
           11/30/2000      106.518        250.781         495.895
           12/29/2000      129.818        237.457         428.693

                                     Legend

CRSP Total
Returns Index for:  12/1995   12/1996   12/1997   12/1998   12/1999   12/2000
-----------------   -------   -------   -------   -------   -------   -------
OPTi Inc.            100.0      63.1      83.8      56.9     141.5     129.8

Nasdaq Stock Market
 (U.S. Companies)    100.0     123.0     150.7     212.4     394.8     237.5

Nasdaq Electronic
 Components Stock
 SIC 3670-3679
 U.S. & Foreign      100.0     173.2     181.6     280.5     521.6     428.7

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D.  The index level for all series was set to $100.0 on 12/29/1995.

                      WHERE YOU CAN FIND MORE INFORMATION

   We are subject to the reporting requirements of the Securities Exchange Act of 1934 and file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any material we file with the Securities and Exchange Commission at its public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our public filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also inspect all reports, proxy statements and other information we filed with the Nasdaq Stock Market at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

   The SEC allows us to "incorporate by reference" into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded by information in this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our finances.

    1. OPTi Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

    2. OPTi Inc.'s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001 and June 30, 2001; and


    3. OPTi Inc.'s Current Report on Form 8-K filed on September 13, 2001.


   We are also incorporating by reference additional documents that we may file with the SEC between the date of this document and the date of the meeting of shareholders.

   In conjunction with this proxy statement, we are also sending you our 2000 Annual Report to Shareholders, which includes the Report on Form 10-K referenced above. You can obtain additional copies of our Annual Report as well as any of the other incorporated documents by contacting us. We will send you the documents incorporated by reference without charge.


   Shareholders may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the following: Michael Mazzoni, Chief Financial Officer, OPTi Inc., 880 Maude Avenue, Suite A, Mountain View, California 94043, (650) 625-8787.



   If you would like to request documents from us, including any documents we may subsequently file with the SEC before the meeting, please do so by December
  , 2001 so that you will receive them before the meeting.

                                 OTHER MATTERS

   The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

   It is important that your shares of stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy in the envelope which has been enclosed.

                                          FOR THE BOARD OF DIRECTORS

                                          Michael Mazzoni
                                          Secretary


Dated December , 2001

                                                                        Annex A



           PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF OPTi INC.



   This Plan of Liquidation and Dissolution (the "Plan") will effect the complete liquidation and dissolution of OPTi Inc., a California corporation (the "Company"), in accordance with the California Corporations Code (the "Code") as follows:


   1. Approval of the Plan. The Board of Directors of the Company (the "Board") has adopted this Plan and called a meeting (the "Meeting") of the Company's shareholders (the "Shareholders") to vote on the Plan in accordance with
Section 1900(a) of the Code. If Shareholders holding a majority of the Company's outstanding common stock vote for the adoption of this Plan at the Meeting, the Plan shall constitute the adopted Plan of the Company as of the date of the Meeting (the "Adoption Date").


   2. Cessation of Business Activities. After the Adoption Date, the Company shall not engage in any business activities, except to the extent necessary to preserve the value or dispose of its assets, provide for satisfaction of its obligations, adjust and wind up its business and affairs and distribute the proceeds from the disposition of its assets in accordance with this Plan. The Board then in office shall continue in office solely for that purpose. The Board shall dissolve the Company as soon as it deems feasible. The Board shall cause to be executed and filed with the Internal Revenue Service Treasury Department Form 966 ("Form 966") with a certified copy of the Plan and any other required attachments no later than thirty (30) days following the Adoption Date. The Board shall also cause to be executed and timely filed with the appropriate federal or state agencies all other tax returns, certificates, documents, and information returns, including without limitation supplemental Forms 966, Treasury Department Forms 1099 Div. ("Forms 1099") and 1096, required to be filed by reason of the liquidation and dissolution of the Company. The Board shall cause to be timely disseminated to, as appropriate, all or any Shareholders all returns, certificates, documents, and information returns, including without limitation Forms 1099, required by federal or state agencies to be so disseminated by reason of the liquidation and dissolution of the Company.


   3. Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company shall hire or retain, at the sole discretion of the Board, such employees and consultants as the Board deems necessary or desirable to supervise the dissolution.

   4. Liquidation Process. From and after the Adoption Date, the Company shall complete the following corporate actions:

       (a) Liquidation of Assets. The Company shall determine whether and when to (i) transfer any of the Company's patents, other intellectual property and certain assets to a liquidating trust (established pursuant to Section 7 hereof), and (ii) collect, sell, exchange, distribute or otherwise dispose of all its property and assets in one or more transactions upon such terms and conditions as the Board, in its absolute discretion, deems expedient and in the best interests of the Company and the Shareholders, without any further vote or action by the Shareholders. The Company's assets and properties may be sold in bulk to one buyer or to a small number of buyers or on a piecemeal basis to numerous buyers. The Company will not be required to, but may, in its discretion, obtain appraisals or other third party opinions as to the value of its properties and assets in connection with the liquidation. In connection with such collection, sale, exchange, distribution and other disposition, the Company shall collect or make provision for the collection (such as through operation of the liquidating trust established pursuant to Section 7 hereto) of all accounts receivable, debts and claims owing to the Company.

       (b) Payment of Obligations. The Company shall satisfy or, as determined by the Board, make reasonable provision for the satisfaction of, all legally enforceable claims and obligations of the Company, including the payment of any severance, retention and other compensation claims, all contingent, conditional or unmatured claims known to the Company and all claims which are known to the Company but for which the identity of the claimant is unknown.

       (c) Distributions to Shareholders. The Company shall directly distribute pro rata to the Shareholders all available cash, including the cash proceeds of any sale, exchange or disposition, except such cash, property or assets that are (i) transferred by the Company for the Shareholders' benefit to the Trust, or (ii) retained by the Company as a Contingency Reserve (as defined below) for paying or making reasonable provision for the claims and obligations of the Company. Distributions to or for the benefit of the Shareholders may occur all at once or in a series of distributions and shall be in cash or assets, in such amounts, and at such time or times, as the Board in its absolute discretion may determine. If and to the extent deemed necessary, appropriate or desirable by the Board or the Trustees, in their absolute discretion, the Company may establish and set aside a reasonable amount of cash and/or property (the "Contingency Reserve") to satisfy claims against the Company, including, without limitation, tax obligations, all expenses related to the sale of the Company's property and assets, all expenses related to the collection and defense of the Company's property and assets and the liquidation and dissolution provided for in this Plan.


   5. Cancellation of Stock. The distributions to the Shareholders pursuant to Sections 4, 7 and 8 hereof shall be in complete redemption and cancellation of all of the outstanding Common Stock of the Company. As a condition to receipt of any distribution, including but not limited to the final distribution, to the Shareholders, the Board or the Trustees, in their absolute discretion, may require the Shareholders to (i) surrender their certificates evidencing the Common Stock to the Company or its agents for recording of such distributions thereon or (ii) furnish the Company with evidence satisfactory to the Board or the Trustees of the loss, theft or destruction of their certificates evidencing the Common Stock, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Board or Trustees. The Company will finally close its stock transfer books and discontinue recording transfers of Common Stock on or immediately prior to the date on which the Company files its Certificate of Dissolution in the Office of the Secretary of State of the State of California as set forth in Sections 1901 and 1905 of the Code, and thereafter certificates representing Common Stock will not be assignable or transferable on the books of the Company except by will, intestate succession, or operation of law.


   6. Abandoned Property. If any distribution to a Shareholder cannot be made, whether because the Shareholder cannot be located, has not surrendered its certificates evidencing the Common Stock as required hereunder or for any other reason, the distribution to which such Shareholder is entitled shall be separately reserved for distribution to such Shareholder. Such separate reserve shall be maintained until the earlier of such time as (i) the factor(s) preventing the distribution have been resolved to the satisfaction of the Company and the distribution is made; or (ii) the distribution may be disposed of as "abandoned property" pursuant to the California Code of Civil Procedure section 1500 et seq. (the "Civil Code"). If any such distributions cannot be so disposed of prior to the filing of the Certificate of Dissolution pursuant to
Section 9 hereto, the Board shall provide for the maintenance of such separate reserve until such time as it may be disposed of pursuant to the Civil Code. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

   7. Liquidating Trust. In furtherance of the liquidation and distribution of the Company's assets to the Shareholders, the Company shall transfer to one or more liquidating trustees, for the benefit of the Shareholders (the "Trustees"), under a Liquidating Trust (the "Trust"), all of the Company's patents, other intellectual property and other assets as set forth in a liquidating trust agreement between the Trustees and the Company. The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustees for the benefit of the Shareholders and to receive any assets of the Company. Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. Further, any conveyance of assets to the Trustees shall be deemed to be a distribution of property and assets by the Company to the Shareholders for the purposes of Section 4 of this Plan. Any such conveyance to the Trustees shall be in trust for the Shareholders of the Company. The Company, subject to this Section, may enter into a liquidating trust agreement with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of any such appointment, any such liquidating trust agreement, and any transfer of assets by the Company to the Trust as their act and as a part hereto as if herein written.

   8. Liquidation Period. The actions provided for in this Plan shall be commenced as soon as practicable after the Adoption Date, and the transfer of assets to the Trust shall be completed as soon as practicable in a manner consistent with the orderly liquidation and distribution of the Company's assets.

   9. Certificate of Dissolution. After the Adoption Date, the officers of the Company shall, at such time as the Board, in its absolute discretion, deems necessary, appropriate or desirable, obtain any certificates required from the California tax authorities and, upon obtaining such certificates, the Company shall file Certificates of Election to Wind Up and Dissolve and Certificate of Dissolution pursuant to Sections 1900 et seq. of the Corporations Code of the State of California with the Secretary of the State of the State of California and make such other filings and undertake such additional steps as are deemed necessary or convenient to achieve the dissolution of the Company.

   10. Shareholder Consent to Sale of Assets. Adoption of this Plan by holders of a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the sale, exchange, distribution or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange, distribution or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition which are conditioned on adoption of this Plan.

   11. Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company's property and assets and the implementation of this Plan.

   12. Compensation. In connection with and for the purpose of implementing and assuring completion of this Plan, the Company may, in the absolute discretion of the Board, pay the Company's officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by a majority of the outstanding Common Stock shall constitute the approval of the Shareholders of the payment of any such compensation.

   13. Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and representatives in accordance with its Articles of Incorporation, as amended, and Bylaws and any contractual arrangements, for the actions taken in connection with this Plan and the winding up of the affairs of the Company. The Company's obligation to indemnify such persons may also be satisfied out of the assets of the Trust. The Board and the Trustees, in their absolute discretion, are authorized to obtain and maintain insurance as may be necessary or appropriate to cover the Company's obligation hereunder.

   14. Amendment or Termination of the Plan. Notwithstanding authorization or consent to this Plan and the transactions contemplated hereby by the Shareholders, the Board may modify, amend or terminate this Plan and the transactions contemplated hereby without further action by the Shareholders to the extent permitted by the Code.

   15. Authorization. The Board of the Company is hereby authorized, without further action by the Shareholders, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, to implement this Plan and the transactions contemplated hereby, including without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

                        Adopted by the Board of Directors on September 7, 2001.

                                                                        ANNEX B



                                    FORM OF


                                   AGREEMENT

                                      of


                          OPTi INC. LIQUIDATING TRUST



                                    , 2002



   This Liquidating Trust Agreement is made and entered into this     day of
, 2002, (the "Effective Date") by and between OPTi Inc. ("OPTi" or the "Company"), a California corporation, and Stephen A. Dukker, Kapil K. Nanda and William H. Welling (hereinafter referred to collectively as the "Trustees").



   Whereas, pursuant to a vote of the OPTi shareholders at a meeting of OPTi
shareholders held on       , 2002, the Company (i) adopted a plan of
Liquidation and Dissolution (the "Plan") and (ii) approved the selection of the Trustees, who are hereby entering into an agreement with OPTi for the creation of a trust for the benefit of the shareholders of OPTi;


   Whereas, the Plan requires that OPTi be dissolved and its assets, net of its liabilities and expenses, be distributed to the shareholders of OPTi;

   Whereas, the Plan contemplates that the Company presently owns assets that cannot be distributed conveniently in kind; and

   Whereas, the Plan authorizes the establishment of a liquidating trust for the benefit of the shareholders.


   Accordingly, this Liquidating Trust Agreement (the "Agreement") provides (i) for the establishment of the OPTi Inc. Liquidating Trust (the "Trust") to hold all right, title and interest to all patents and other intellectual property as specified herein which, as of the Effective Date, are held by OPTi, and to any other property which is held by OPTi as of the Effective Date and not distributed outright to OPTi shareholders pursuant to OPTi's liquidation; and
(ii) for the orderly liquidation and distribution of the Trust's assets.


   It is therefore agreed as follows:

   1.  Establishment of Trust.


      1.1 This Agreement establishes the Trust in accordance with Treasury Regulations Section 301.7701-4(d), in order to complete the liquidation of all the properties transferred to the Trust in the course of the liquidation of the Company and not to engage in the conduct of an active trade or business or any other activity except as specifically provided in this Agreement. Upon execution of this Agreement, OPTi is transferring and/or assigning to the Trust all right, title and interest to the following (i)
   cash in the amount of $   ; (ii) all of the patents and other intellectual
   property held by OPTi as of the Effective Date, including but not limited to applications for the continuation of such patents, as set forth on Schedule A (the "IP"); and (iii) all other assets identified on Schedule A reasonably related to the purposes of the Trust. The Trustees shall hold the assets identified in clauses (i), (ii) and (iii) of the preceding sentence, together with any income earned thereon and all other property of OPTi that may be transferred to the Trust or that may come into the Trustees' possession (collectively, the "Trust Estate") in trust for the benefit of the shareholders of OPTi (the "Beneficiaries") as of close of business in
     California on     , 2002 (the "Record Date"). The Company      shall have
   executed or caused to be executed and delivered to, or upon the order of, the Trustees, any and all documents and other instruments as may be necessary or useful to convey the Trust Estate to, and to confirm title to the Trust Estate in, the Trust (a list of such documents is set forth on Schedule B attached hereto). The Company shall notify the Trustees of the nature and location of any property that is useful or necessary to carryout the purposes of the Trust which is later discovered and not described in Schedule A, and of the nature and location of any document and other instruments as may be necessary or useful to convey the Trust Estate to, and to confirm title to the Trust Estate in, the Trust which is later discovered and not described in Schedule B. The Company will, upon reasonable request of the Trustees, execute, acknowledge and deliver such further instruments and do such further acts as may be necessary or proper to transfer to the Trust any portion of the Trust Estate intended to be conveyed hereby and to vest in the Trust the IP and funds in trust hereunder. However, the Trustees shall be responsible only for the property delivered to them and shall have no duty to search for unknown property, or unknown liabilities or obligations with respect to any property, and shall not be liable for any failure to do so.

      1.2 The purposes of the Trust are to manage, conserve and protect the value of the Trust Estate for the benefit of the Beneficiaries, including, but not limited to: (i) collecting and liquidating the Trust Estate; (ii) pursuing those claims and causes of action vested in the Trust Estate including pursuing applications for the continuation of the IP and taking actions to enforce on behalf of the Beneficiaries the Trust's rights to the IP against third parties; (iii) contesting and/or paying any liability asserted against the Trust Estate or the Trustees as transferee of the Trust Estate; and (iv) distributing to the Beneficiaries all proceeds from the liquidation of the Trust Estate. The Trustees will make continuing efforts to dispose of the Trust Estate and make timely distributions, and will not unduly prolong the duration of the Trust. The Trustees will further use their best efforts by making distributions to the Beneficiaries to ensure that the value of the assets held by the Trust does not exceed $10 million on the last day of each fiscal year that the Trust remains existing. In no event shall any part of the Trust Estate revert or be distributed to the Company or to any shareholder of the Company, as such, other than Beneficiaries entitled thereto under the terms of this Agreement.

      1.3 The Trustees hereby assign to the Beneficiaries the Beneficial Interests (as defined in Section 2.1 herein) in all of the Trust Estate, and retain only such incidents of ownership therein as are necessary to undertake the actions and transactions authorized herein.

   2. Beneficiaries.

      2.1 Beneficial Interests.

      Each Beneficiary shall receive an interest in the Trust Estate equal to the ratio of (a) the number of shares of OPTi common stock beneficially owned by such Beneficiary at the close of business on the Record Date to (b) the total number of shares of OPTi common stock outstanding at the close of business on the Record Date so that the Beneficiary's percentage interest in the overall Trust Estate is equal to the Beneficiary's percentage ownership of the outstanding shares of common stock of OPTi on the Record Date (collectively, "Beneficial Interests"). The Beneficial Interest of each Beneficiary shall be recorded by the Trustees or their agents on the books of the Trust. The Trustees may rely for purposes of distributions and communications upon information relating to each Beneficiary as it appears in the shareholder records of OPTi maintained by its transfer agent. A Beneficiary may provide his/her address or other information to the Trustees by notifying the Trustees in writing. If the Trust holds assets for unlocated Beneficiaries, the Trustees shall give due notice to those Beneficiaries in accordance with local law. Neither the Trustees nor their agents shall issue any certificates or other evidences of ownership representing Beneficial Interests. If any conflicting claims or demands are made or asserted to any Beneficial Interests, or if there should be any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or a part of the interest of any OPTi shareholder or Beneficiary resulting in adverse claims or demands being made in connection with such interest, then, in any of such events, the Trustees shall be entitled, at their sole discretion, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution in respect of the Beneficial Interests involved, or any part thereof, and in so doing the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which they may so withhold. The Trustees shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been resolved by valid written agreement between all of such parties, and the Trustees shall have been furnished with a fully executed duplicate of such agreement; (ii) there is furnished to the Trustees a surety bond or other security satisfactory to the Trustees, as they shall deem appropriate, to fully indemnify the Trustees and the Trust Estate from any loss, liability, cost or expense which might arise from such disagreement; or (iii) the Trustees shall have been furnished with a judicial order resolving the rights of the adverse claimants.

      2.2 Rights of Beneficiaries.

      Each Beneficiary shall be entitled to participate in the rights and benefits due to a Beneficiary under this Agreement. Each Beneficial Interest shall be held subject to all the terms and provisions of this Agreement. The interest of a Beneficiary is hereby declared to, and shall be, in all respects personal property and upon the death, insolvency or incapacity of an individual Beneficiary, the Beneficiary's interest shall pass to his/her legal representative and such death, insolvency or incapacity shall not terminate or affect the validity of this Agreement. No Beneficiary shall have any title to, right to, possession of, management of, or control of, the Trust Estate except as provided in this Agreement. No surviving spouse, heir, or devisee of any deceased Beneficiary shall have any right of dower, or inheritance, or of partition, or any other right, statutory or otherwise, in any property whatever forming a part of the Trust Estate, but the whole title to all the Trust Estate shall be vested in the Trustees and the sole interest of the Beneficiaries shall be the rights and benefits given to such persons under this Agreement.

      2.3 No Transfer of Beneficial Interests.

      The Beneficial Interest of a Beneficiary in the Trust Estate may not be transferred in whole or in part except by will, intestate succession or operation of law or transfers from nominee record holders to beneficial owners, and any attempted transfer shall be of no force and effect as between the Trustees and the Beneficiary attempting such transfer.

      2.4 Trustees as Beneficiaries.

      The Trustees, either individually or in a representative or fiduciary capacity, may be Beneficiaries to the same extent as if they were not the Trustees hereunder.

   3. Powers and Duties of the Trustees.

      3.1 The Trustees, subject only to the specific limitations contained in this Agreement, shall have, without further or other authorization, and free from any power or control on the part of the Beneficiaries, full, absolute and exclusive power, control and authority over the Trust Estate and over the affairs of the Trust to the same extent as if the Trustees were the sole owners thereof in their own right, provided, however, that such power, control and authority shall only be exercised to do such acts and things as in their sole judgment and discretion are necessary or incidental to, or desirable for, carrying out the purposes of the Trust. Any determination made in good faith by the Trustees as to the appropriate means to achieve the purposes of the Trust or as to the existence of any power or authority hereunder shall be conclusive and binding upon the Beneficiaries. In construing the provisions of this Agreement, all presumptions shall be in favor of the grant of powers and authority to the Trustees, except insofar as the existence of any such power or authority would jeopardize the status of the Trust as a liquidating trust for federal income tax purposes, or subject the Trust to the registration provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the qualification provisions of the Trust Indenture Act of 1939, as amended, or the registration provisions of the Investment Company Act of 1940, as amended. Notwithstanding any other provision hereof, the Trustees shall have no power or authority to enter into or engage in the conduct of any trade or business in respect of the Trust Estate.

    3.2 The Trustees shall not do any act or undertake any activity unless they determine, in good faith, that such act or activity is desirable, necessary, or appropriate for the management, conservation, and protection of the Trust Estate. The Trustees shall not do any act or undertake any activity that would jeopardize the status of the Trust as a liquidating trust for federal income tax purposes, or jeopardize any exemptions available to the Trust from the registration provisions of the Securities Act of 1933, as amended, the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the registration and reporting provisions of the Investment Company Act of 1940, as amended. In no event shall the Trustees receive any property, make any distribution, satisfy or discharge any obligation, claim, liability or expense or otherwise take any action which is inconsistent with a complete liquidation of the Company. The Trustees shall not at any time, on behalf of the Trust or the Beneficiaries, enter into or engage in any business, and no part of the Trust Estate or the proceeds, revenue, or income therefrom shall be used or disposed of by the Trustees in furtherance of any business. This limitation shall apply irrespective of whether the conduct of any such business activities is deemed by the Trustees to be necessary or proper for the conservation and protection of the Trust Estate. The Trustees' activities under this Agreement shall be restricted to the holding, liquidation and collection of the Trust Estate and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Trust Estate, including the pursuit of causes of action and claims related to the IP, and the administration of the Trust in accordance with the provisions of this Agreement. In particular, the Trustees shall take any and all necessary and reasonable steps to ensure that the Trust does not (i) receive any listed stocks or securities, any readily marketable assets, or any operating assets of a going business; (ii) receive or retain any cash in excess of a reasonable amount to manage, conserve and protect the Trust Estate and to meet claims and contingent liabilities; (iii) receive transfers of any unlisted stock of an issuer; or (iv) receive transfers of any general or limited partnership interests. In the event that the Trustees' reasonable best efforts cannot prevent the Trust's receipt of any listed stocks or securities as described in clause (i) or excess cash as described in clause (ii) of the preceding sentence as a result of the sale or exchange of Trust assets, then the Trustees shall retain such stock, securities, or cash only for the limited time necessary to effect, in an orderly fashion, either their liquidation, their distribution to the Beneficiaries or their use to pay creditors' claims, whichever is most practicable. The investment powers of the Trustees are limited to powers to invest the cash portions of the Trust Estate only in (i) demand and time deposits in banks or savings institutions; or (ii) temporary investments such as short-term certificates of deposit, Treasury bills, or money market funds.

      3.3 Subject to the limitations of Sections 1.1 and 3.2, in addition to any powers conferred upon them by any other section or provision of this Agreement or by virtue of any present or future statute or rule of law, the Trustees shall have all such powers and authority as they may determine appropriate to carry out their obligations under this Agreement, including, but not limited to, the power and authority:

          (a) to take any action and make any determination that, in their absolute discretion, is necessary or appropriate to protect and preserve any asset or right that is a part of the Trust Estate;

          (b) to pay, defend, litigate, arbitrate, compromise, or settle any claim against the Trust Estate or the Trustees as transferees of the Trust Estate, and, in their absolute discretion, to make all determinations necessary in connection with any such claim;

          (c) to engage professionals, including but not limited to attorneys, accountants, investment advisors, and agents to perform the routine operations of the Trust, and to pay to those professionals, out of the Trust Estate, reasonable compensation and reimbursement of expenses;

          (d) to hold all or part of the Trust Estate uninvested;

          (e) to invest the cash portions of the Trust Estate only in (i) demand and time deposits in banks or savings institutions, or (ii) temporary investments such as short-term certificates of deposit, Treasury bills or money market funds;

          (f) to exercise and/or defend any right incident to property, including, any right related to the IP, held by the Trust at any time;

          (g) to authorize any person or entity to act with respect to any specified transaction or transactions, to sign a particular check or checks, and to execute any other instrument or instruments in his/her name or on behalf of the Trust;

          (h) to receive on behalf of the Beneficiaries and for their benefit all liquidating distributions, unclaimed dividends, and other payments distributable to those Beneficiaries who have not been located, and to dispose thereof in accordance with applicable law;

          (i) to retain cash not to exceed a reasonable amount to meet the claims, obligations, liabilities, including contingent liabilities, and expenses of the Trust and the Trustees and to effect an orderly liquidation or disposition of the Trust Estate;

          (j) to collect, liquidate or otherwise convert into cash all claims and assets of the Company related to the IP, to trade, sell, assign, or exchange assets constituting part of the Trust Estate for other assets, and to pay, discharge, and satisfy all remaining obligations, liabilities, and expenses of the Trust and the Trustees, and in exercising such powers the Trustees shall not be prohibited from trading or exchanging any assets with, or selling or assigning any assets to, any person who was an officer of the Company;

          (k) pending disposition or distribution, to retain all or any assets constituting part of the Trust Estate regardless of whether or not such assets are, or may become, underproductive, unproductive or a wasting asset, or whether such assets, if considered to be investments, might be considered to be speculative or extra-hazardous. The Trustees shall not be chargeable with interest on any part of the Trust Estate except to the extent that interest may actually be earned;

          (l) to adopt bylaws and other rules of procedure for meetings of the Beneficiaries and for the general administration of the Trust;

          (m) to withhold from the Trust Estate distributable to certain or all of the Beneficiaries from time to time those amounts that may be sufficient to pay any taxes or other charges which have been or may be imposed under the laws of the United States or any state or political subdivision thereof by reason of distributions to the Beneficiaries or otherwise, whether or not the withholding of such amounts is required by law or regulation;

          (n) to enter into agreements with taxing or other authorities for the payment or compromise of claims for such amounts as may be withheld or were not withheld and which are chargeable against the Trust Estate in accordance with the provisions of this Section;

          (o) to engage in, intervene in, prosecute, join, defend, compound, settle, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, controversies, demands, or other litigation to enforce any instruments, contracts, agreements, claims, or causes of action relating to the Trust, the Trust Estate or the Trust's affairs, to enter into agreements relating to the foregoing, whether or not any suit is commenced or claim accrued or asserted and, in advance of any controversy, to enter into agreements regarding arbitration, adjudication or settlement thereof, all in the name of the Trust if otherwise required;

          (p) to cancel, terminate, or amend any instruments, contracts, or agreements relating to or forming a part of the Trust Estate, and to execute new instruments, contracts, or agreements, provided that no such new instrument, contract or agreement shall permit the Trustees to engage in any activity prohibited under this Agreement;

          (q) to contract for and to borrow money in such amounts as the Trustees deem advisable for any Trust purpose (including protecting or conserving any portion of the Trust Estate and making any payment of income or principal) and, in connection therewith, to draw, make, accept, endorse, execute, issue, and deliver promissory notes, drafts, and other negotiable or transferable instruments and evidences of indebtedness and all renewals or extensions thereof;

          (r) if any of the property which is or may become a part of the Trust Estate is situated in any state or other jurisdiction in which any Trustee is not qualified to act as Trustee, to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as a trustee of such property and to require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges and duties and shall be subject to the conditions and limitations of the Trust, except as modified or limited by the Trustees and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all money, assets, and other property which may be received by such trustee in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office and specifying the effective time of removal;

          (s) to perform any act authorized, permitted, or required under any instrument, contract, agreement, or cause of action relating to or forming a part of the Trust Estate, whether in the nature of an approval, consent, demand, or notice hereunder or otherwise, unless such act would require the consent of the Beneficiaries in accordance with the express provisions of this Agreement;

          (t) to prepare and file, or assist in the preparation and filing of, Federal and state tax returns and reports required to be filed on behalf of the Trust or the Trustees; and

          (u) to take all such other action, and execute and deliver all such documents and agreements, as the Trustees in their sole judgment may determine necessary or appropriate to carry out their responsibilities under this Agreement or local or federal law.

      The enumeration of such powers shall not be considered in any way to limit or control the Trustees' power to act as generally authorized in
   Section 3.1 and as specifically authorized in any other section or provision of this Agreement.

      3.4 The Trustees shall maintain or cause to be maintained records and books of account relating to the Trust Estate in accordance with generally accepted accounting principles consistently applied and shall at all reasonable times permit any authorized representative designated by any Beneficiary to have access to the financial records relating to the Trust Estate. The Trustees shall provide the Beneficiaries with all necessary tax information and make available to the Beneficiaries such annual or more frequent reports as the Trustees shall determine in their sole discretion, with the advice of counsel, to comply with the income tax obligations at Treasury Regulations Section 1.671-4 and any other applicable sections.

      3.5 The Trustees shall not, in their personal capacities or as officers or employees of another person, or through interests in another person, loan property to, or render services other than as Trustees to, or otherwise deal with the Trust (including receiving compensation from such persons as well as from the Trust) as if they were not Trustees.

      3.6 The Trustees shall perform their obligations under this Agreement with the same degree of care and skill as a prudent person would exercise under the circumstances in the conduct of their own affairs. The Trustees shall not commingle any of the Trust Estate with their own property or the property of any other person.

      3.7 Unless otherwise specified, each of the rights, duties, obligations and powers of the Trustees described herein shall be held jointly and severally by each Trustee, provided however, that the Trustees shall delegate and/or divide the duties involved in administering the Trust among the Trustees in a manner which, in their business judgment, shall allow for efficient administration of the Trust; and provided further, that any disagreement among the Trustees with respect to the conduct of their rights, duties, obligations and powers shall be resolved by a majority vote of the Trustees. The Trustees shall meet periodically as they deem necessary, but no less than semi-annually, to review the activities the Trust and the Trustees shall maintain minutes of such meetings and other actions by the Trustees as they deem necessary. The Trustees shall consult with professionals as set forth in Section 4.2, as deemed necessary by the Trustees in their sole discretion, in order to ensure that the Trust Estate is being administered in accordance with this Agreement and with the purposes of the Trust set forth herein.

   4. Liability Of Trustees And Beneficiaries And Other Matters.

      4.1 No Trustee shall be liable to the Trust or to any Beneficiary for any error in business judgment or for any act or omission of himself or any other Trustee, Beneficiary, or agent of the Trust, or be held to any personal liability whatsoever in connection with the affairs of the Trust, except only that arising from their own bad faith, willful misconduct in ascertaining the pertinent facts, intentional misconduct or knowing and culpable violation of law, gross negligence, or reckless disregard of duty. The Trustees shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustees. In addition to, and not in limitation of, the foregoing, no successor Trustee shall be liable in any way for any error in business judgment or for the acts or omissions of any Trustee or agent of the Trust occurring prior to the date on which he/she became a successor Trustee or with respect to any error in business judgment or any action taken or omitted to be taken by him/her in his/her capacity as successor Trustee.

      4.2 The Trustees may consult with counsel, auditors, or other experts, and the advice or opinion of such counsel, auditors, or other experts shall be full and complete personal protection to the Trustees in respect of any action taken or suffered by them in good faith and in reliance upon or in accordance with such advice or opinion. In discharging their duties, the Trustees may rely upon financial statements of the Trust represented to be correct by the person having charge of its books of account, or stated in a written report by an independent certified public accountant to present fairly the financial position of the Trust. The Trustees may rely upon, and shall be protected in acting or refraining from acting in reliance upon, any certificate, opinion, statement, instrument, or report believed by him/her to be genuine and to have been signed or presented by the proper person or persons.

      4.3 The Trustees, in incurring any debts, liabilities, or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and shall be deemed to be, acting as Trustees of the Trust and not in their own individual capacities. Except to the extent provided in Section 4.1, no Trustee or Beneficiary shall be liable for any debt, claim, demand, judgment, decree, liability, or obligation of any kind of, against, or with respect to the Trust, arising from any action taken or omitted for or on behalf of the Trust, and the Trust shall be solely liable therefor, and resort shall be had solely to the Trust Estate for the payment or performance thereof. Each Beneficiary shall be entitled to pro rata indemnity from the Trust Estate if, contrary to the provisions hereof, such Beneficiary shall be held to any such personal liability.

      4.4 As far as practicable, the Trustees shall cause any written instrument creating an obligation of the Trust to include a reference to this Agreement and to provide that neither the Beneficiaries nor the Trustees shall be liable thereunder and that the other parties to such instrument shall look solely to the Trust Estate for the payment of any claim thereunder or the performance thereof; provided, however, that the omission of such provision from any such instrument shall not render the Beneficiaries or Trustees liable nor shall the Trustees be liable to anyone for such omission.

      4.5 Indemnification of Trustees; Insurance.

          (a) The Trustees shall be indemnified by the Trust Estate against any loss, liability, expense (including attorneys' fees and costs), or damage which any Trustee may incur or sustain by reason of the fact that he/she is or was a Trustee of the Trust or for performing any function incidental to such service; provided, however, that the foregoing shall not relieve such person of liability for bad faith, intentional misconduct or knowing and culpable violation of law, gross negligence, or reckless disregard of the duties and obligations set forth in this Agreement.

          (b) Indemnification under paragraph (a) of this Section 4.5 shall be made by the Trust as authorized in the specific case unless a determination has been made that indemnification of the Trustees is improper in the circumstances because they have not met the applicable standards of conduct. Such determination shall be made in writing by independent legal counsel (who may be counsel to the Trust).

          (c) Expenses incurred in connection with a civil, criminal, administrative, or investigative action, suit, or proceeding, or threat thereof, shall be paid by the Trust in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in paragraph (b) of this Section 4.5, upon receipt of an undertaking by or on behalf of the Trustees to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Trust as authorized herein.

          (d) The indemnification provided in this Section 4.5 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any other agreement both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be Trustees and shall inure to the benefit of the heirs, executors, and administrators of such person.

          (e) The Trust shall have the power by resolution of the Trustees to purchase and maintain at the expense of the Trust insurance on behalf and for the benefit of any person who is or was a Trustee of the Trust against any expenses incurred in any proceeding and any liabilities asserted against him/her in his/her capacity as Trustee, whether or not the Trust would have the power to indemnify him/her against such liability under the provisions of this Section 4.5.

   5. Concerning the Trustees.


      5.1 Subject to the provisions hereof relating to the period pending the appointment of a successor Trustee, there shall be three Trustees of this Trust. Stephen A. Dukker, Kapil K. Nanda and William Welling are hereby named, constituted, and appointed as Trustees, to act and serve as Trustees of the Trust and to perform the powers and functions of Trustees to accomplish the objective of the Trust as provided in this Agreement. Each Trustee is willing, and does hereby accept the appointment, to act and serve as a Trustee of the Trust and to hold the Trust Estate and administer the Trust pursuant to the terms of this Agreement. Each Trustee hereby declares and agrees that he/she is holding the Trust Estate solely for the benefit of the Beneficiaries, and retains only such incidents of ownership as are necessary to undertake the actions and transactions authorized herein.


      5.2 The Trust shall be irrevocable except to the extent contemplated in
   Section 11 hereto and in no event shall any part of the Trust Estate revert to the Company.

      5.3 Unless a bond is required by law, the Trustees shall not be required to give a bond or security in respect of their execution or performance of this Agreement.

      5.4 Any Trustee may be removed at any time, but only for good cause, by Beneficiaries holding more than 50% of the total Beneficial Interests in the Trust. Any Trustee may resign and be discharged from the Trust hereby created by giving at least 30 days written notice thereof. Such resignation shall become effective on the day specified in such notice or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever is earlier, without need for prior accounting.

      5.5 If a Trustee resigns, is removed, dies, becomes incapable of action, or is adjudged a bankrupt or insolvent, or if the authorized number of Trustees is increased, a vacancy shall be deemed to exist and, unless the vacancy is eliminated by changing the number of Trustees as provided in
   Section 11, a successor trustee shall be appointed. If any vacancy is not filled or eliminated by the remaining Trustee(s) within 90 days, the Beneficiaries may elect one or more successor Trustees by a vote of Beneficiaries having more than 50% of the total Beneficial Interests in the Trust. Pending the appointment of a successor Trustee, any remaining Trustee then serving, as long as there is at least one, may take any action in the manner set forth in Section 5.7 hereof.

      5.6 Any successor Trustee appointed hereunder shall execute an instrument accepting such appointment hereunder and shall deliver one counterpart thereof to each of the other Trustees if any and, in case of a resignation, to the retiring Trustee. Thereupon such successor Trustee shall, without any further act, become vested with all the estates, properties, rights, powers, trusts, and duties of his/her predecessor in the Trust hereunder with like effect as if originally named herein; but in the case of a retiring Trustee, such retiring Trustee shall nevertheless, when requested in writing by the successor Trustee or by the remaining Trustees, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee subject to the Trust herein expressed all the estate, properties, rights, powers, and trusts of such retiring Trustee, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by said retiring Trustee hereunder.

      5.7 Notwithstanding the provisions of Section 5.1, as long as there is at least one Trustee, any action taken by the such Trustee as provided in this Agreement shall be valid despite the occurrence of a vacancy or vacancies.

      5.8 The Trust shall not be administered under the direction or jurisdiction of any court, nor shall there be any duty of the Trustees to account to any court with respect to his administration of the Trust or the Trust Estate.

   6. Trustees' Compensation.


      6.1 In lieu of commissions or other compensation fixed by law for trustees, each Trustee shall be entitled to receive as an administrative fee as compensation for his/her services as Trustee $3,000 for each meeting of the Trustees which the Trustee attends. The Trustees may from time to time increase the annual administrative fee by such reasonable amounts as the circumstances may warrant. The Trustees shall also be entitled to receive reasonable remuneration for services rendered to the Trust in any other capacity, including services as an agent or employee of the Trust, legal, accounting, or other professional services, or otherwise.


      6.2 The compensation payable to the Trustees pursuant to the provisions of Section 6.1 shall be paid monthly or at such other times as the Trustees may determine.

      6.3 The Trustees shall be reimbursed from the Trust Estate for all expenses reasonably incurred and documented by them in the performance of their duties in accordance with this Agreement.

   7. Distribution to Beneficiaries.

      7.1 At least annually, all cash in the Trust Estate, including any proceeds from the sale of assets or income from investments, shall be paid by the Trustees to the Beneficiaries, net of any amounts used to pay liabilities or expenses or, based on the Trustees' determination in their sole discretion, reserved to pay liabilities or expenses then pending or reasonably anticipated.

      7.2 All distributions to the Beneficiaries shall be made proportionately based upon their respective Beneficial Interest.

      7.3 The Trustees may withhold from any distribution any amount that they determine, in their absolute discretion, should be withheld under applicable law for taxes or other amounts payable by the Beneficiary entitled to the distribution.

   8. Assignment of Right to Distributions.

   No Beneficiary may assign or otherwise transfer any rights under this Agreement, including any right to distributions, other than by will, the laws of descent and distribution, or operation of law. No transfer, by operation of law or by reason of death, of the right to distributions or other rights shall terminate the Trust under this Agreement or entitle any successor or transferee of the Beneficiary to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

   9. Concerning The Beneficiaries.

      9.1 Evidence of Action by Beneficiaries.

      Whenever in this Agreement it is provided that the Beneficiaries may take any action (including the making of any demand or request, the giving of any notice, consent, or waiver, the removal of a Trustee, the appointment of a successor Trustee, or the taking of any other action), the fact that at the time of taking any action such Beneficiaries have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Beneficiaries in person or by agent or attorney appointed in writing or (ii) by the record of the Beneficiaries voting in favor thereof at any meeting of Beneficiaries duly called and held in accordance with section 10.

      9.2 Limitation Upon Suits by Beneficiaries.

      No Beneficiary shall have any right under any provision of this Agreement to institute any action or proceeding at law or in equity against any party other than the Trustees upon or under or with respect to the Trust Estate or the agreements relating to or forming part of the Trust Estate, and the Beneficiaries do hereby waive any such right. Notwithstanding the foregoing, such action or proceeding may be brought if Beneficiaries having more than 25% of the total Beneficial Interests in the Trust shall have made written request upon the Trustees to institute such action or proceeding in his/her own name as Trustees hereunder and shall have offered to the Trustees reasonable indemnity against the costs and expenses to be incurred therein or thereby, and the Trustees shall have failed to institute any such action or proceeding within 30 business days after receipt of such notice, request, and offer of indemnity.

      9.3 Requirement of Undertaking.

      The Trustees may request any court to require, and any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustees for any action taken or omitted by them as Trustees, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, that the provisions of this Section 9.3 shall not apply to any suit by the Trustees and such undertaking shall not be requested by the Trustees or otherwise required in any suit by any Beneficiary or group of Beneficiaries having more than 10% of the total Beneficial Interests in the Trust.

   10. Meetings Of Beneficiaries.

      10.1 Purpose of Meetings.

      A meeting of the Beneficiaries may be called at any time and from time to time pursuant to this Section 10 for the purpose of taking any action which the terms of this Agreement permit a Beneficiary having a specified aggregate Beneficial Interest to take either acting alone or with the Trustees or with any other Beneficiary or Beneficiaries.

      10.2 Meeting Called by Trustees.

      The Trustees may at any time call a meeting of the Beneficiaries to be held at such time and at such place within the State of California (or elsewhere if so determined by the Trustees) as the Trustees shall determine. Written notice of every meeting of the Beneficiaries shall be given by the Trustees (except as provided in Section 10.3) stating the time and place of the meeting and in general terms the action proposed to be taken at the meeting, and shall be mailed not more than 60 nor less than 10 days before the meeting is to be held to all of the Beneficiaries of record not more than 60 days before the date of the meeting, the record date to be fixed by the Trustees. The notice shall be directed to the Beneficiaries at their respective addresses as they appear in the records of the Trust.

      10.3 Meeting Called Upon Requests of Beneficiaries.

      Except as provided in this Section 10.3, within 30 days after written request to the Trustees by Beneficiaries having more than 25% of the total Beneficial Interests in the Trust to call a meeting of all the Beneficiaries, which written request shall specify in reasonable detail the action proposed to be taken, the Trustees shall proceed under the provision of Section 10.2 to call a meeting of the Beneficiaries. If the Trustees fail to call a meeting within the 30-day period, then the meeting may be called by Beneficiaries having more than 25% of the total Beneficial Interests in the Trust or by their designated representative or representatives. If the purpose of the meeting is to fill one or more vacancies in accordance with
   Section 5.5, any Beneficiary may make written request to the Trustees to call the meeting and the Trustees shall do so forthwith; if there are no Trustees, any Beneficiary may call the meeting. If the purpose of the meeting is other than to fill one or more vacancies and if there are no Trustees, Beneficiaries having more than 25% of the total Beneficial Voting Interests in the Trust or their designated representative or representatives, may call the meeting without first applying to the Trustees or waiting the 30-day period provided for in the first sentence of this
   Section 10.3. Any meeting called by one or more Beneficiaries shall be subject to the notice requirements set forth in Section 10.2, and the Beneficiary or Beneficiaries calling the meeting shall fix the record date therefor.

      10.4 Persons Entitled to Vote at Meeting of Beneficiaries.

      Each Beneficiary on the record date shall be entitled to vote at a meeting of the Beneficiaries either in person or by the Beneficiary's proxy duly authorized in writing. The signature of the Beneficiary on the written authorization need not be witnessed or notarized.

      10.5 Quorum and Required Vote.

      At any meeting of Beneficiaries, the presence of Beneficiaries having an aggregate Beneficial Interest sufficient to take action on any matter for which the meeting was called shall constitute a quorum. No business may be transacted in the absence of a quorum. If less than a quorum is present, Beneficiaries having a majority of the aggregate Beneficial Interests represented at the meeting may adjourn the meeting. Except as otherwise provided in this Agreement, the affirmative vote of holders of a majority of the Beneficial Voting Interests shall be the act of the Beneficiaries.

      10.6 Adjournment of Meeting.

      Any meeting of Beneficiaries may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.

      10.7 Conduct of Meetings.

      The Trustees shall appoint the chairman and the secretary of the meeting. The vote upon any resolution submitted to any meeting of Beneficiaries need not be by written ballot.

      10.8 Record of Meeting.

      A record of the proceedings of each meeting of Beneficiaries shall be prepared by the secretary of the meeting. The record shall be signed and verified by the secretary of the meeting and shall be delivered to the Trustees to be preserved by them. Any record so signed and verified shall be conclusive evidence of all the matters therein stated.

   11. Amendments.

      11.1 With Consent of Beneficiaries.

      At the direction or with the consent (evidenced in the manner provided in Section 9.1 hereof) of Beneficiaries having more than 50% of the total Beneficial Voting Interests the Trustees shall promptly amend this Agreement provided, however, that no such amendment shall be permitted if it will allow the Trustees to engage in any activity prohibited by Section 3.2, or will adversely affect the Beneficiaries' rights to receive their respective Beneficial Interests in the Trust Estate.

      11.2 Without Consent of Beneficiaries.

      The Trustees may from time to time and at any time amend this Agreement without the consent of the Beneficiaries for the purpose of (a) curing any ambiguity or correcting or supplementing any provision contained herein or in any amendment to this Agreement which may be defective or inconsistent with any other provision contained herein or in any amendment to this Agreement, (b) making such other provisions or modifications in regard to matters or questions relating to this Agreement or any amendment hereto, provided the same shall not adversely affect the interests of the Beneficiaries hereunder, (c) having the Trust continue to qualify as a "liquidating trust" for federal income tax purposes, (d) changing the number of Trustees, or (e) having the Trust not be subject to the registration provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the qualification provisions of the Trust Indenture Act of 1939, as amended, or the registration provisions of the Investment Company Act of 1940, as amended.

      11.3 Notice and Effect of Amendment.

      Promptly after the execution by the Trustees of any such amendment, the Trustees shall give notice of the substance of such amendment to the Beneficiaries or, in lieu thereof, the Trustees may send a copy of the amendment to each Beneficiary. Upon the execution of any amendment by the Trustees, this Agreement shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties, and immunities of the Trustees and the Beneficiaries under this Agreement shall thereafter be determined, exercised, and enforced hereunder subject in all respects to such modification and amendment, and all the terms and conditions of any such amendment shall be thereby deemed to be part of the terms and conditions of this Agreement for any and all purposes.

   12. Termination.

      12.1 This Agreement and the Trust created hereby shall terminate upon the final distribution by the Trustees of all property constituting the Trust Estate, which final distribution shall occur by a date that is not more than three years from the Effective Date. If, however, circumstances exist that prevent the Trustees from effecting a final distribution during the aforementioned term of the Trust with respect to certain assets, then in order to dispose of those assets and effect the final distribution to the Beneficiaries, the Trustees may extend the term of the Trust, with respect to such assets only, for a period that is reasonably necessary under the circumstances and does not exceed 24 months from the third anniversary of this Agreement. Such circumstances would exist, for example, because (i) the delays, difficulties, and uncertainties inherent in prosecuting or negotiating a settlement of any then pending infringement claims with respect to the IP may impede the final resolution or disposition of those claims; or (ii) certain assets received in the course of resolving infringement claims of the Trust Estate may not be susceptible to distribution in kind to the Beneficiaries (or readily exchanged for property susceptible to distribution in kind) or readily sold for cash at a price that is fair and that does not reflect a potential third-party purchaser's undervaluation of said assets based on, for example, the impending termination of the Trust.

      12.2 Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of all of the Trust Estate, the Trustees shall have no further duties or obligations hereunder.

   13. Protection of Persons Dealing With The Trustee.

      13.1 Reliance Upon Acts of Trustees.

      Any act of the Trustees purporting to be done in their capacity as such shall, as to any persons dealing with the Trustees, be conclusively deemed to be within the purpose of this Trust and within the powers of the Trustees. As to any matter requiring or involving action by the Beneficiaries, any person dealing with the Trustees shall be fully protected in relying upon the Trustees' certificate setting forth the facts.

      13.2 Application of Money Paid or Transferred to Trustees.

      No person dealing with the Trustees shall be required to follow the application by the Trustees of any money or property which may be paid or transferred to the Trustees. The receipt of the Trustees, or of authorized agents or representatives of the Trust, for money or other property shall be binding upon the Trust.

   14. Miscellaneous.

      14.1 This Agreement is not intended to create and shall not be interpreted as creating an association, corporation, partnership or joint venture of any kind, or any other profit-making business or enterprise. The Trust established hereby is intended as a liquidating trust, to be governed and construed in all respects as a trust without transferable shares or interests.

      14.2 OPTi shall not have or incur any obligation or liability to any other person on account of any error in judgment or any act or failure to act by the Trustees, the Beneficiaries, or any other person dealing with the Trust or the Trust Estate.

      14.3 The Trustees shall not incur any obligation or liability to any other person in connection with the transfer by OPTi to the Trustees of the Trust Estate, and no delegation of duty of performance to the Trustees or assumption of liabilities of OPTi by the Trustees is intended by this Agreement.

      14.4 Notices to the Trustees shall be in writing and shall be deemed given if delivered personally or mailed by certified mail to the Trustees at the following addresses:

             __________________________________________________________________
             __________________________________________________________________
             __________________________________________________________________
             __________________________________________________________________

    with a copy to:

             Richard A. Peers, Esq.
             Heller Ehrman White & McAuliffe LLP
             275 Middlefield Road
             Menlo Park, CA 94025

      14.5 Any notice or other communication by the Trustees to any Beneficiaries shall be deemed to have been sufficiently given, for all purposes, if given by being deposited, postage prepaid, in a post office or letter box addressed to such person at the address shown in the records of the Trust.

      14.6 This Agreement contains a complete statement of all of the arrangements between the parties with respect to its subject matter and no amendment, termination, or waiver of any provision of this Agreement prior to the Effective Date shall be effective unless in writing and signed by the parties to this Agreement. Following the Effective Date, this Agreement may be amended pursuant to Section 11 hereto.

      14.7 Except as provided in this Agreement, the rights and obligations of the Trustees under this Agreement shall not be assignable, voluntarily, involuntarily, or by operation of law, and any purported assignment shall be void.

      14.8 This Agreement shall be governed by the law of the State of California applicable to agreements made and to be performed in California.

      14.9 This Agreement shall be filed in such governmental office or offices, if any, and in such other office or offices as the Trustees may determine to be necessary or desirable. A copy of this Agreement and all amendments thereof shall be filed in the office of the Trustees and shall be available at reasonable times and upon reasonable prior notice for inspection by any Beneficiary or his/her duly authorized representative.

      14.10 The Company and those persons who have the right and power to do so after the Company's corporate existence terminates will, upon the Trustees' reasonable request, execute, acknowledge and deliver any further instruments and do any further acts that may be necessary or proper to carry out effectively the purposes of this Agreement, to transfer any property intended to be conveyed hereby and the assumption of all liabilities and obligations pertaining thereto, and to perfect the Trustees' title to, and to vest in the Trustees, and their successors or assigns, the property, powers, instruments, and funds in trust under this Agreement.

      14.11 If any provision of this Agreement or the application thereof to any person or circumstance shall be finally determined to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is determined to be invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      14.12 This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, and all of which when taken together shall constitute this Agreement.

      14.13 Unless otherwise indicated, a reference in this Agreement to a
   Section is to a Section of this Agreement. The Section headings contained herein have been inserted for convenience and reference only and shall not be construed to affect the meaning, construction, or effect of this Agreement.

   IN WITNESS WHEREOF, the Company and the Trustees have executed this Agreement on the date first set forth above.


                                          OPTi Inc.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

Trustees

By:
   ----------------------------------

   Name: Stephen A. Dukker

   Title:

By:
   ----------------------------------

   Name: Kapil K. Nanda

   Title:

By:
   ----------------------------------

   Name: William H. Welling

   Title:

================================================================================

                                      PROXY

                                    OPTi Inc.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned shareholder of OPTi Inc. (the "Company"), hereby appoints Bernard T. Marren and Michael Mazzoni and each of them, with power of substitution to each true and lawful attorneys, agents, and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all shares of common stock of the Company to be held of record by the undersigned on December 7, 2001 at the 2001 Annual Meeting of Shareholders of the Company to be held on January 11, 2002 at 9:00 a.m., local time, at the offices of Heller Ehrman White & McAuliffe LLP at 275 Middlefield Road, Menlo Park, CA, 94025 and any adjournments or postponement thereof.

     --------------                                               --------------
     SEE REVERSE             CONTINUED AND TO BE SIGNED           SEE REVERSE
     SIDE                            ON REVERSE SIDE              SIDE
     --------------                                               --------------

     [x]  Please mark votes as in this example


     The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR Proposal 1, 2 and 3. The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated October __, 2001.

PROPOSAL 1--Approval and adoption of the voluntary Plan of Complete Liquidation and Dissolution of OPTi Inc. including the establishment of the OPTi Inc. Liquidating Trust and the appointment of Stephen A. Dukker, Kapil K. Nanda and William H. Welling as its trustees.

     [ ]  FOR PROPOSAL 1    [ ] AGAINST PROPOSAL 1   [ ] ABSTAIN ON PROPOSAL 1

Our Board of Directors unanimously recommends a vote for the approval of Proposal 1.

PROPOSAL 2--Election of Directors

     [ ] FOR all nominees listed below

     [ ] WITHHOLD authority to vote for all nominees listed below

     To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

     Bernard T. Marren
     Stephen A. Dukker
     Kapil K. Nanda
     William H. Welling

Our Board of Directors unanimously recommends a vote for each of the nominees
                                                     ---
named above.

PROPOSAL 3--To ratify the appointment of Ernst & Young LLP as the independent accountants of the Company for the fiscal year ending December 31, 2001.

     [ ] FOR PROPOSAL 3     [ ] AGAINST PROPOSAL 3    [ ] ABSTAIN ON PROPOSAL 3

Our Board of Directors unanimously recommends a vote for the approval of
                                                     ---
Proposal 3.

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

                  PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

     ===========================================================================

\ THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE APPROVAL AND ADOPTION OF THE LIQUIDATION PLAN AND DISSOLUTION OF OPTi; (2) FOR THE RE-ELECTION OF 4 DIRECTORS; (3) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT ACCOUNTANTS OF OPTi FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     ===========================================================================
                                                      Date:
     Signature

     ===========================================================================

                                                      Date:
     Signature

     (This Proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

     ===========================================================================